UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule § 240.14a-12

EXPION360 INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

EXPION360 INC.

2025 SW Deerhound Ave

Redmond, Oregon 97756

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON OCTOBER 13, 2023

To the Stockholders of Expion360 Inc.

NOTICE IS HEREBY GIVEN that the 2023 Annual Meeting (the “Annual Meeting”) of Stockholders of Expion360 Inc., a Nevada corporation (the “Company”), will be held on October 13, 2023, at 9:00 a.m., local time, at the Hampton Inn Redmond Bend Airport located at 3901 SW 21 St, Redmond, Oregon 97756, for the following purposes:

1.	The election of five directors to serve on the Company’s board of directors (the “Board”) for a one-year term of office expiring at the 2024 Annual Meeting of Stockholders.

2.	To approve an amendment to the Company’s 2021 Incentive Award Plan (the “Plan”) increasing the number of shares of common stock authorized for issuance under the Plan.

3.	To ratify the appointment of M&K CPAS, PLLC as our independent registered public accounting firm for the year ending December 31, 2023.

4.	To transact any other business that is properly presented at the Annual Meeting or any continuation, adjournments or postponements of the Annual Meeting.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders.

The Board has fixed the close of business on August 21, 2023 as the record date for the determination of stockholders entitled to notice of, and to vote at, this Annual Meeting and any continuation, postponement or adjournment thereof. Whether or not you plan on attending the Annual Meeting, we encourage you to submit your proxy as soon as possible using one of three convenient methods (i) by accessing the Internet site described in the voting instruction form provided to you, (ii) by calling the toll-free number in the voting instruction form provided to you, or (iii) by signing, dating and returning any proxy card or instruction form provided to you.

By Order of the Board,

/s/ Paul Shoun
Paul Shoun
Chairman

Redmond, Oregon

September 6, 2023

You may vote in the following ways:

VOTE BY INTERNET - www.proxyvote.com	VOTE BY PHONE - 1-800-690-6903	VOTE BY MAIL - envelope included

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern time, the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.	Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern time, the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.	Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by the Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

PROXY STATEMENT SUMMARY

This summary contains highlights about the upcoming 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Expion360 Inc. (the “Company,” “Expion360,” “we,” “us” or “our”). This summary does not contain all of the information that you should consider in advance of the meeting and we encourage you to read the entire Proxy Statement before voting.

2023 Annual Meeting of Stockholders

Date and Time:	October 13, 2023 at 9:00 a.m., local time

Location:	Hampton Inn Redmond Bend Airport located at 3901 SW 21 St, Redmond, Oregon 97756

Record Date:	August 21, 2023

Mail Date:	We intend to mail the proxy materials to our stockholders on or about September 6, 2023

Voting Matters and Board Recommendations

Proposal No.	Proposals	Recommendation of the Board
(1)	The election of five directors to serve on the Company’s board of directors (the “Board”) for a one-year term of office expiring at the 2024 Annual Meeting of Stockholders.	FOR each Director Nominee

(2)	To approve an amendment to the Company’s 2021 Incentive Award Plan (the “Plan”) increasing the number of shares of common stock authorized for issuance under the Plan.	FOR

(3)	To ratify the appointment of M&K CPAS, PLLC as our independent registered public accounting firm for the year ending December 31, 2023.	FOR

Only holders of record of our common stock, par value $0.001 per share (the “Common Stock”), at the close of business on August 21, 2023 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were issued and outstanding approximately 6,910,717 shares of our Common Stock.

Each share of Common Stock entitles the holder thereof to one vote. This Proxy Statement is being mailed to stockholders on or about September 6, 2023.

GENERAL INFORMATION

Our Company

Expion360 focuses on the design, assembly, manufacturing, and sales of lithium iron phosphate (LiFePO4) batteries and supporting accessories for recreational vehicles (“RVs”) and marine applications with plans to expand into home energy storage products and industrial applications. We design, assemble, and distribute high-powered, lithium battery solutions using ground-breaking concepts with a creative sales and marketing approach. We believe that our product offerings include some of the most dense and minimal-footprint batteries in the RV & Marine industry. We are developing the e360 Home Energy Storage: a system that we expect to significantly change the industry in barrier price, flexibility, and integration. We are deploying multiple IP strategies with cutting-edge research and unique products to sustain and scale the business. We currently have customers consisting of dealers, wholesalers, private label customers and original equipment manufacturers who are driving revenue and brand awareness nationally.

Information Concerning Voting and Solicitation

The enclosed Proxy Statement is solicited on behalf of the Board of Expion360 Inc., a Nevada corporation, for use at our 2023 Annual Meeting of Stockholders, to be held on October 13, 2023, at 9:00 a.m., local time, or at any continuation, postponement or adjournment thereof, for the purposes discussed in this Proxy Statement and any business properly brought before the Annual Meeting. Proxies are solicited to give all stockholders of record an opportunity to vote on matters properly presented at the Annual Meeting. The Annual Meeting will be held at the Hampton Inn Redmond Bend Airport located at 3901 SW 21 St, Redmond, Oregon 97756.

Our proxy materials are available electronically at www.proxyvote.com.  At this website, you will find a complete set of the proxy materials including the Proxy Statement, 2022 Annual Report and form proxy card. You are encouraged to access and review all of the information contained in the proxy materials before submitting a proxy or voting at the meeting.

Who Can Vote

The Board has set August 21, 2023 as the Record Date for the Annual Meeting. You are entitled to notice and to vote if you were a stockholder of record of our Common Stock as of the close of business on August 21, 2023. You are entitled to one vote on each proposal for each share of Common Stock you held on the Record Date. Your shares may be voted at the Annual Meeting only if you are present in person or your shares are represented by a valid proxy.

Difference between a Stockholder “of Record” and a “Street Name” Holder

If your shares are registered directly in your name, you are considered the stockholder of record with respect to those shares.

If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares. However, you are still considered to be the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot submit a proxy or vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares.

Shares Outstanding and Quorum

At the close of business on August 21, 2023, there were 6,910,717 shares of our Common Stock outstanding and entitled to vote at the Annual Meeting. The presence of holders of at least a majority of the voting power of the outstanding shares of our Common Stock, represented in person or by proxy (regardless of whether the proxy has authority to vote on all matters), constitutes a quorum, which is required to hold and conduct business at the Annual Meeting. Shares are counted as present at the Annual Meeting if:

●	you are present in person at the Annual Meeting; or

●	your shares are represented by a properly authorized and submitted proxy (submitted by mail, by telephone or over the Internet).

If you are a record holder and you submit your proxy, regardless of whether you abstain from voting on one or more matters, your shares will be counted as present at the Annual Meeting for the purpose of determining a quorum. If your shares are held in “street name,” your shares are counted as present for purposes of determining a quorum if your broker, bank, trust or other nominee submits a proxy covering your shares. Your broker, bank, trust or other nominee is entitled to submit a proxy covering your shares as to certain routine matters such as ratification of independent registered public accountants, even if you have not instructed your broker, bank, trust or other nominee on how to vote on those matters. Please see the subsection “If You Do Not Specify How You Want Your Shares Voted” below. In the absence of a quorum, the Annual Meeting may be adjourned to a day, time and place as determined by the chairman of the meeting.

Voting Your Shares

You may vote using any of the following methods:

✔	By Mail - Stockholders of record may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes. Stockholders who hold shares beneficially in street name may provide voting instructions by mail by completing, signing and dating the voting instruction forms provided by their brokers, banks or other nominees and mailing them in the accompanying pre-addressed envelopes.

✔	By Internet - Stockholders of record may submit proxies by following the Internet voting instructions on their proxy cards. Stockholders who hold shares beneficially in street name may provide voting instructions by accessing the website specified on the voting instruction forms provided by their brokers, banks or nominees. Please check the voting instruction form for Internet voting availability.

✔	By Telephone - Stockholders who hold shares beneficially in street name and live in the United States or Canada may provide voting instructions by telephone by calling the number specified on the voting instruction forms provided by their brokers, banks or nominees. Please check the voting instruction form for telephone voting availability. Stockholders of record who live in the United States or Canada may provide voting instructions by telephone by calling the number specified on their proxy cards.

✔	In Person at the Annual Meeting - Shares held in your name as the stockholder of record may be voted in person at the Annual Meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, bank or nominee that holds your shares giving you the right to vote the shares.

Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions by mail, telephone or Internet so that your vote will be counted if you later decide not to attend the Annual Meeting. The Internet and telephone voting facilities will close at 11:59 p.m., Eastern time (for stockholders of record), and 11:59 p.m., Eastern time (for shares held beneficially in street name), on October 12, 2023, the day before the Annual Meeting. Stockholders who submit a proxy by Internet or telephone need not return a proxy card or the form forwarded by your broker, bank, trust or other holder of record by mail.

Changing Your Vote

As a stockholder of record, if you submit a proxy, you may revoke that proxy at any time before it is voted at the Annual Meeting. Stockholders of record may revoke a proxy prior to the Annual Meeting by (i) delivering a written notice of revocation to the attention of the Chief Financial Officer at our executive offices located at 2025 SW Deerhound Ave, Redmond, Oregon 97756, (ii) duly submitting a later-dated proxy over the Internet, by telephone or by mail, or (iii) attending the Annual Meeting in person and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy. If your shares are held in the name of a broker, bank, trust or other nominee, you may change your voting instructions by following the instructions of your broker, bank, trust or other nominee.

If You Receive More Than One Proxy Card or Notice

If you receive more than one set of proxy materials, it means you hold shares that are registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card or, if you submit a proxy by telephone or the Internet, submit one proxy for each proxy card you receive.

How Will Your Shares Be Voted

Stockholders of record as of the close of business on August 21, 2023 are entitled to one vote for each share of our Common Stock held on all matters to be voted upon at the Annual Meeting. All shares entitled to vote and represented by properly submitted proxies received before the polls are closed at the Annual Meeting, and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies.

If You Do Not Specify How You Want Your Shares Voted

As a stockholder of record, if you submit a signed proxy card or submit your proxy by telephone or Internet and do not specify how you want your shares voted, the person named in the proxy will vote your shares:

●	FOR the election of the five directors listed in this Proxy Statement to serve on the Board for a one-year term of office expiring at the 2024 Annual Meeting of Stockholders.
●	FOR the approval of an amendment to the Company’s 2021 Incentive Award Plan (the “Plan”) increasing the number of shares of common stock authorized for issuance under the Plan.
●	FOR the ratification of the appointment of M&K CPAS, PLLC as our independent registered public accounting firm for the year ending December 31, 2023.

A “broker non-vote” occurs when a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner and the nominee does not have discretionary authority to vote the shares. If you hold your shares in street name and do not provide voting instructions to your broker or other nominee, your shares will be considered to be broker non-votes and will not be voted on any proposal on which your broker or other nominee does not have discretionary authority to vote. Shares that constitute broker non-votes will be counted as present at the Annual Meeting for the purpose of determining a quorum but will not be considered entitled to vote on all the proposals in question. Brokers generally have discretionary authority to vote on the ratification of the appointment of M&K CPAS, LLP as our independent registered public accounting firm, which is considered a “routine” matter. Brokers, however, do not have discretionary authority to vote on the election of directors to serve on the Board nor the amendment to the Plan, which are considered “non-routine”.

In their discretion, the proxy holders named in the proxy are authorized to vote on any other matters that may properly come before the Annual Meeting and at any continuation, postponement or adjournment thereof.  The Board knows of no other items of business that will be presented for consideration at the Annual Meeting other than those described in this Proxy Statement.

Inspector of Election and Counting of Votes

All votes will be tabulated as required by Nevada law, the state of our incorporation, by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Shares held by persons attending the Annual Meeting but not voting, shares represented by proxies that reflect abstentions as to one or more proposals and broker non-votes will be counted as present for purposes of determining a quorum.

Election of Directors. The election of directors requires that directors are elected by a plurality of the votes cast under Proposal 1. You may vote “FOR” all nominees, “WITHHOLD” your vote as to all nominees, or “FOR” all nominees except those specific nominees from whom you “WITHHOLD” your vote. There is no “AGAINST” option. The nominees receiving the most “FOR” votes will be elected. A properly executed proxy marked “WITHHOLD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. Broker non-votes will have no effect on the outcome of Proposal 1.

Amendment to Plan. Proposal 2 will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast in opposition to the proposal. You may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “ABSTAIN” from voting on Proposal 2, the abstention will have no effect on the outcome of Proposal 2. Broker non-votes will have no effect on the outcome of Proposal 2.

Ratification of the Independent Registered Accounting Firm. Proposal 3 will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast in opposition to the proposal. You may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “ABSTAIN” from voting on Proposal 3, the abstention will have no effect on the outcome of Proposal 3. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on Proposal 3. If a broker does not exercise this authority, such broker non-votes will have no effect on the outcome of Proposal 3.

Solicitation of Proxies

We will bear the entire cost of solicitation of proxies, including preparation, assembly and mailing of this Proxy Statement, the proxy, the Notice and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of our Common Stock in their names that are beneficially owned by others to forward to those beneficial owners. We may reimburse persons representing beneficial owners for their costs of forwarding the solicitation materials to the beneficial owners. Original solicitation of proxies may be supplemented by telephone, facsimile, electronic mail or personal solicitation by our directors, officers or staff members. No additional compensation will be paid to our directors, officers or staff members for such services.

A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours at our executive offices located at 2025 SW Deerhound Ave, Redmond, Oregon 97756 for ten days prior to the Annual Meeting and also at the Annual Meeting.

Annual Report

The Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission (the “SEC”) on March 30, 2023 (our “Annual Report”), which contains the consolidated financial statements of the Company for the year ended December 31, 2022, accompanies this Proxy Statement, but is not a part of the Company’s soliciting materials.

Stockholders may obtain, without charge, a copy of our Annual Report filed with the SEC, including the financial statements and schedules thereto, without the accompanying exhibits, by writing to: Chief Financial Officer, Expion360 Inc., 2025 SW Deerhound Ave, Redmond, Oregon 97756. Our Annual Report is also available online at the Company’s website at https://investors.expion360.com/sec-filings. A list of exhibits is included in our Annual Report and exhibits are available from the Company upon the payment to the Company of the cost of furnishing them.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Board of Directors

Our business is managed under the direction of the Board. The Board meets on a regularly scheduled basis during our fiscal year to review significant developments affecting the Company and to act on matters requiring Board approval. The Board also holds special meetings when an important matter requires Board action between scheduled meetings and also acts by unanimous written consent when necessary and appropriate. The Board met four times during the year ended December 31, 2022. In addition, the Board took action one time during 2022 by unanimous written consent in lieu of a meeting, as permitted by applicable law. During 2022, each member of the Board attended or participated in 75% or more of the aggregate of the total number of meetings of the Board and committees on which they served during the period for which such director was serving as a director. We, and the Board, expect all current directors to attend our annual meetings of stockholders barring unforeseen circumstances or irresolvable conflicts. We do not have a written policy on Board attendance at annual meetings of stockholders; however, we do schedule a Board meeting immediately after the annual meeting for which members attending receive compensation.

The 2023 nominees to serve on the Board and each of its current committees are as follows:

Name	Age	Director Since	Principal Occupation	Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee
Paul Shoun	52	2022	Co-Founder and President and Chief Operating Officer of Expion360 Inc.
Brian Schaffner	53	2023	Chief Executive Officer of Expion360 Inc.
Steven M. Shum	53	2022	Chief Executive Officer of INVO Bioscience, Inc.	X (Chair)	X	X
George Lefevre	56	2022	Business Consultant	X	X	X (Chair)
Tien Nguyen	60	2023	Entrepreneur	X	X (Chair)	X

Board Leadership

Paul Shoun, our President and Chief Operating Officer, also serves as Chairman of the Board. Currently, the Board does not have a Lead Independent Director. Although the Board may assess the appropriate leadership structure from time to time in light of internal and external events or developments and reserves the right to make changes in the future, it believes that the current structure, as described in this Proxy Statement, is appropriate at this time given the size and experience of the Board, as well as the background and experience of management. The Board does not believe that having the President and Chief Operating Officer serve as Chairman of the Board materially impacts its process for risk oversight because Board committees (comprised entirely of independent directors during the fiscal year ended December 31, 2022) play the central role in risk oversight.

Director Qualifications and Diversity

Our Nominating and Corporate Governance Committee is responsible for the review of corporate governance; identifying, reviewing, and managing the Board’s composition; evaluating the performance of the Board as applies to the Company’s code of business conduct (“Code of Business Conduct”) and Board and internal policies; ensuring compliance with all laws, regulations, and best practices; ensuring adequacy of charter and policies; recommending persons for election to the Board; reviewing the composition of committees of the Board and recommending persons to be members of such committees; and reviewing conflicts of interest of members of the Board and corporate officers. The Nominating and Corporate Governance Committee may use outside consultants to assist in identifying candidates and will also consider advice and recommendations from stockholders, management, and others as it deems appropriate.

When evaluating director nominees, our directors consider the following factors:

●	the current size and composition of the Board and the needs of the Board and the respective committees of the Board;

●	such factors as business and financial experience and acumen, integrity, willingness to devote the necessary time and energy to fulfill Director responsibilities, independence, judgment, diversity of experience, length of service, potential conflicts of interest; and

●	other factors that the directors may consider appropriate.

Our goal is to assemble a Board that brings together a variety of skills derived from high quality business and professional experience. While we do not have a formal diversity policy for Board membership, the Board does seek to ensure that its membership consists of sufficiently diverse backgrounds, meaning a mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions. In considering candidates for the Board, the independent directors consider, among other factors, diversity with respect to viewpoints, skills, experience and other demographics.

The following matrix discloses the gender and demographic backgrounds of the Board as self-identified by its members in accordance with Listing Rule 5606 of The Nasdaq Stock Market LLC (“Nasdaq”).

Board Diversity Matrix (As of August 24, 2023)
Board Size
Total Number of Directors	5
	Female	Male	Non-Binary	Did Not Disclose Gender
Gender Identity
Directors		5	-	-
Demographic Background
African American or Black	-	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	1	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	-	3	-	-
Two or More Races or Ethnicities	-	1	-	-
LGBTQ+	-
Did Not Disclose Demographic Background	-

Board Committees and Charters

The Board has three standing committees - audit committee, compensation committee, and nominating  and corporate governance committee. The Board maintains charters for each of these standing committees. The charters of our standing Board committees are attached hereto as Appendices B, C and D.

Audit Committee

We have a separately designated standing audit committee (the “Audit Committee”) established in accordance with Section 3(a)(58)(A) of the Exchange Act. Our Audit Committee consists of Steven M. Shum (chair), George Lefevre and Tien Nguyen, each of whom meet the requirements for independence under the rules of Nasdaq and SEC rules and regulations and is financially literate. Mr. Shum is the chair of the Audit Committee and has been determined by our Board to be an “audit committee financial expert” as such term is defined under SEC rules and regulations. The Board has considered the independence and other characteristics of each existing member and each proposed member of our Audit Committee, and the Board believes that each member meets the independence and other requirements of Nasdaq and the SEC. Our Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq.

Our Audit Committee, among other things, is responsible for:

●	Overseeing the integrity of our financial statements and the other financial information we provide to our stockholders and other interested parties;

●	Monitoring the periodic reviews of the adequacy of the auditing, accounting, and financial reporting processes and systems of internal control that are conducted by our independent registered public accounting firm and management;

●	Being responsible for the selection, retention, compensation, and termination of our independent registered public accounting firm;

●	Overseeing the independence and performance of our independent registered public accounting firm;

●	Facilitating communication among our independent registered public accounting firm, management, and the Board;

●	Preparing the audit committee report required by SEC rules and regulations to be included in our annual proxy statement; and

●	Performing such other duties and responsibilities as are enumerated in and consistent with the Audit Committee charter.

During 2022, the Audit Committee met three times.

Compensation Committee

We have a separately designated standing compensation committee (the “Compensation  Committee”), which is currently comprised of Tien Nguyen (chair), George Lefevre and Steven M. Shum. The Board has considered the independence and other characteristics of each current and anticipated member of our Compensation Committee. The Board believes that each member of our Compensation Committee meets the requirements for independence under the current requirements of Nasdaq, is a nonemployee director as defined by Rule 16b-3 promulgated under the Exchange Act, and is an outside director as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Our Compensation Committee oversees the Company’s compensation structure and practices for both executive officers and director compensation, including incentive-based compensation and equity-based plans. The Compensation Committee reviews and evaluates the performance of the Company’s directors and executive officers and provides recommendations to the Board regarding the form and amount of compensation to be paid by the Company to directors and executive officers. The Compensation Committee may use outside consultants it deems necessary or appropriate to carry out its responsibilities.

Our Compensation Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq.

Our Compensation Committee is, among other things, responsible for:

●	Assisting the Board in developing and reviewing compensation programs applicable to our executive officers and directors;
●	Overseeing our Company’s overall compensation philosophy, strategy, and objectives;
●	Approving the total compensation opportunity, as well as each component of compensation, paid to our executive officers and directors;
●	Administering our equity-based and cash-based compensation plans applicable to our directors, officers and employees;
●	Preparing the report of the compensation committee required by SEC rules to be included in our annual proxy statement; and
●	Performing such other duties and responsibilities as are enumerated in and consistent with the compensation committee charter.

During 2022, the Compensation Committee met six times.

Role of Compensation Consultant

The Compensation Committee has the power to engage independent advisors to assist it in carrying out its responsibilities.

The Compensation Committee engaged FW Cook, an internationally-recognized compensation consulting firm, as its compensation consultant in 2022. FW Cook reviewed and advised the Compensation Committee on our director compensation practices. The Compensation Committee assessed the independence of FW Cook pursuant to SEC rules and concluded that the work of FW Cook has not raised any conflict of interest.

The Compensation Committee reviewed widely-used survey data to benchmark our director compensation arrangements. The Compensation Committee used broad survey data, in part, because there was a lack of direct data on publicly traded ultra micro cap lithium-ion battery companies as a peer group. Additionally, the Compensation Committee chose this approach as the large size of the survey reduced the dependence of the results on any one industry that could otherwise skew the survey results in any particular year.

Using this approach, FW Cook compared positions of similar scope and complexity with the data contained in the surveys. FW Cook then provided a compensation range for each director. The Compensation Committee set target compensation levels for directors in the 25th percentile range of micro-organizations due to the current size of the Company. The Compensation Committee believes the use of this range (i) helps ensure our compensation program provides sufficient compensation to attract and retain talented directors and (ii) maintains internal pay equity, without overcompensating the directors. Each director’s target compensation level for this purpose is based on the sum of his annual cash compensation, annual equity grant, committee chair retainers, and board leadership retainer.

Due to a lack of data and the emerging market in which the Company operates, the Compensation Committee is unable to review pay practices at companies of similar size and industry. The current peer group data used to evaluate the compensation arrangements for our directors includes widely used survey data from micro-organizations constituting $50 million to less than $500 million in annual revenue. With respect to FW Cook’s assessment, the comparable group of companies focused on the companies within the 25th percentile of the survey data within the micro-organizations band.

It is expected that FW Cook’s assessment using both survey data and peer group analyses will continue to be considered in setting compensation and in renewing the terms of employment agreements for our executive officers.

Nominating and Corporate Governance Committee

We have a separately designated standing nominating and corporate governance committee (the “Nominating and Corporate Governance Committee”), which is currently comprised of George Lefevre (chair), Steven M. Shum, and Tien Nguyen. Our Nominating and Corporate Governance Committee operates under a written charter. Under our policy, the independent directors of our Board nominate our directors. We also consider any nominations of director candidates validly made by our stockholders if submitted in a timely manner and will apply the same criteria to all persons being considered.

Our Nominating and Corporate Governance Committee is, among other things, responsible for:

●	Assisting the board of directors in identifying candidates qualified to serve as directors, consistent with selection criteria approved by the board of directors and the Nominating and Corporate Governance Committee;
●	Recommending to the board of directors the appointment of director nominees that meet the selection criteria;
●	Recommending to the board of directors the appointment of directors to serve on each committee of the board of directors;
●	Developing and recommending to the board of directors such corporate governance policies and procedures as the Nominating and Corporate Governance Committee determines is appropriate from time to time;
●	Overseeing the performance of the board of directors, and of each committee of the board of directors; and
●	Performing such other duties and responsibilities as are consistent with the Nominating and Corporate Governance Committee charter.

During 2022, the Nominating and Corporate Governance Committee met six times.

Each of our directors is a member of the National Association of Corporate Directors, an independent non-profit membership organization of corporate board members that provides governance guidelines to assist directors in discharging their responsibilities and ensuring their commitment to the highest standards of corporate conduct.

Stockholder Nominations for Directorships

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names and background to the Chief Financial Officer of the Company at the address set forth below under “Stockholder Proposals and Director Nominations For 2024 Annual Meeting” in accordance with the provisions set forth in our bylaws. All such recommendations will be forwarded to the Nominating and Corporate Governance Committee, which will review and only consider such recommendations if appropriate biographical and other information is provided, including, but not limited to, the items listed below, on a timely basis. All stockholders’ recommendations for director candidates must be received by the Company in the timeframe(s) set forth under the heading “Stockholder Proposals and Director Nominations For 2024 Annual Meeting” below.

●	the name and address of record of the stockholder;
●	a representation that the stockholder is a record holder of the Company’s securities, or if the stockholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Exchange Act;
●	the name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five (5) full fiscal years of the proposed director candidate;
●	a description of the qualifications and background of the proposed director candidate and a representation that the proposed director candidate meets applicable independence requirements;
●	a description of any arrangements or understandings between the stockholder and the proposed director candidate; and
●	the consent of the proposed director candidate to be named in the proxy statement relating to the Company’s annual meeting of stockholders and to serve as a director if elected at such annual meeting.

Assuming that appropriate information is provided for candidates recommended by stockholders, the Nominating and Corporate Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by members of the Board or other persons, as described above and as set forth in our bylaws.

Board Role in Risk Oversight

The Board has oversight responsibility for the processes established to report and monitor material risks applicable to the Company. The Board also oversees the appropriate allocation of responsibility for risk oversight among the committees of the Board. The Audit Committee plays a central role in overseeing the integrity of the Company’s financial statements and reviewing and approving the performance of the Company’s internal audit function and independent accountants. The Nominating and Corporate Governance Committee is responsible for oversight of risks related to succession planning and the attraction and retention of talent. The Compensation Committee monitors the design and administration of the Company’s compensation programs to ensure that they incentivize strong individual and group performance and include appropriate safeguards to avoid unintended or excessive risk taking by Company officers and employees.

Code of Business Conduct and Ethics

On January 3, 2022, our Board adopted a written Code of Business Conduct and Ethics that applies to our directors, officers, and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our Code of Business Conduct and Ethics is available on the investor relations page of our website at www.expion360.com.

We intend to disclose future amendments to such code, or any waivers of its requirements, applicable to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, or our directors, on our website identified above. The inclusion of our website address in this Proxy Statement does not include or incorporate by reference the information on our website into this Proxy Statement.

Director Independence

A majority of our directors satisfy the criteria for “independent directors,” under the Nasdaq rules. The Nominating and Corporate Governance Committee is required to annually review each director’s independence and any material relationships such director has with the Company. Following such review, only those directors who the Board affirmatively determines have no material relationship to the Company, and otherwise satisfy the independence requirements of the Nasdaq rules, will be considered “independent directors.”

Under the Nasdaq rules, a majority of a listed company’s board must be comprised of independent directors. In addition, the Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominations committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act and that compensation committee members satisfy independence criteria set forth in Rule 10C-1 under the Exchange Act and related Nasdaq rules.

Under the Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. To be considered independent for purposes of Rule 10A-3 under the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries.

In accordance with Rule 10C-1 under the Exchange Act and the Nasdaq rules, in affirmatively determining the independence of any director who will serve on a company’s compensation committee, the company’s board must consider all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including the source of compensation of such director (including any consulting, advisory or other compensatory fee paid by such company to the director), and whether the director is affiliated with the company or any of its subsidiaries or affiliates.

Our Board has affirmatively determined that George Lefevre, Steven M. Shum and Tien Nguyen are independent directors under applicable Nasdaq and Exchange Act rules. In addition, David Hendrickson, who was a member of the Board until his resignation on August 15, 2023, was an independent director under applicable Nasdaq and Exchange Act rules.

As a result, a majority of our directors are independent, as required under applicable Nasdaq rules. As required under applicable Nasdaq rules, we anticipate that our independent directors will meet in regularly scheduled executive sessions at which only independent directors are present.

Family Relationships and Other Arrangements

There are no family relationships among any of our executive officers or directors. There are no arrangements or understandings between or among our executive officers and directors pursuant to which any director or executive officer was or is to be selected as a director or executive officer.

Communication with the Board

Our Annual Meeting of Stockholders provides an opportunity each year for stockholders to ask questions of, or otherwise communicate directly with, members of the Board on appropriate matters. In addition, any interested party may communicate in writing with any particular director, including our Chairman, any committee of the Board, or the directors as a group, by sending such written communication to our Chief Financial Officer at our executive offices located at Expion360 Inc., 2025 SW Deerhound Ave, Redmond, Oregon 97756. Copies of written communications received at such address will be provided to the Board or the relevant director unless such communications are considered, in the reasonable judgment of our Chief Financial Officer, to be inappropriate for submission to the intended recipient(s). The Chief Financial Officer or his designee may analyze and prepare a response to the information contained in communications received and may deliver a copy of the communication to other Company staff members or agents who are responsible for analyzing or responding to complaints or requests. Communications concerning potential director nominees submitted by any of our stockholders will be forwarded to the chair of the Nominating and Corporate Governance Committee.

Policies and Procedures for Related Party Transactions

We have adopted a written related party transaction policy effective January 1, 2022 (the “Related Party Transaction Policy”), setting forth the policies and procedures for the review and approval or ratification of related-person transactions. This Related Party Transaction Policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction.

Certain Related Party Transactions

On August 1, 2018, the Company issued an unsecured promissory note owed to H. Porter Burns, a holder of approximately 0.6% of our outstanding capital stock as of March 27, 2023, and former business partner to John Yozamp, our Co-Founder and Chief Business Development Officer, (the “8/1/18 Porter Burns Note”) in the principal amount of $500,000. The 8/1/18 Porter Burns Note requires monthly interest-only payment at 10% per annum. The 8/1/18 Porter Burns Note had an original maturity date of August 1, 2023, but was extended to mature on August 1, 2024 by agreement dated June 30, 2023. As of September 5, 2023, the Company had an outstanding principal balance of $500,000 under the 8/1/18 Porter Burns Note.

On January 1, 2019, the Company issued an unsecured promissory note owed to H. Porter Burns, a holder of approximately 0.6% of our outstanding capital stock as of March 27, 2023, and former business partner to John Yozamp, our Co-Founder and Chief Business Development Officer, (the “1/1/19 Porter Burns Note”) in the principal amount of $62,500. The 1/1/19 Porter Burns Note requires monthly interest-only payment at 10% per annum. The 1/1/19 Porter Burns Note matures on January 1, 2024. As of September 5, 2023, the Company had an outstanding principal balance of $62,500 under the 1/1/19 Porter Burns Note.

On January 1, 2019, the Company issued an unsecured promissory note owed to James Yozamp, Jr., a beneficial owner of 8.1% of our outstanding capital stock as of March 27, 2023, and brother to John Yozamp, our Co-Founder and Chief Business Development Officer, (the “1/1/19 James Yozamp Note”) in the principal amount of $62,500. The 1/1/19 James Yozamp Note requires monthly interest only payments at 10% per annum. The 1/1/19 James Yozamp Note matures on January 29, 2024. As of September 5, 2023, the Company had an outstanding principal balance of $62,500 under the 1/1/19 James Yozamp Note.

On December 31, 2019, the Company issued an unsecured promissory note owed to James Yozamp, Jr., a holder of approximately 8.1% of our outstanding capital stock as of March 27, 2023, and brother to John Yozamp, our Co-Founder and Chief Business Development Officer, (the “12/31/19 James Yozamp Note”) in the principal amount of $200,000. The 12/31/19 James Yozamp Note requires monthly interest only payments at 10% per annum. The 12/31/19 James Yozamp Note matures on December 31, 2024. As of September 5, 2023, the Company had an outstanding principal balance of $200,000 under the 12/31/19 James Yozamp Note.

On January 1, 2019, the Company issued an unsecured promissory note to John Yozamp, our Co-Founder and Chief Business Development Officer (the “John Yozamp Note”) in the amount of $250,000. The John Yozamp Note required monthly interest only payments at 10% per annum. The John Yozamp Note was converted into a convertible debenture in May 2021 which was subsequently converted into 236,498 shares of our Common Stock on October 29, 2021.

On May 21, 2021, in exchange for his $20,000 investment, the Company issued a convertible debenture in the principal amount of $20,000 to Paul Shoun, our Co-Founder, President, Chief Operating Officer, and Director (the “COO Debenture”), which was converted into 17,325 shares of our Common Stock on October 29, 2021.

Hedging and Pledging Policies

The Company maintains an insider trading policy (the “Insider Trading Policy”) that prohibits our directors, officers that are subject to Section 16 of the Exchange Act and certain other designated employees from (i) purchasing and selling put options, call options or other derivatives of Company securities and (ii) engaging in short sales of Company securities. In addition, the Insider Trading Policy prohibits our officers that are not subject to Section 16 of the Exchange Act, assistants and secretaries of insiders and certain other designated employees from engaging in short sales of Company securities. These prohibitions apply to Company securities held directly and indirectly by the aforementioned parties including Company securities granted as part of compensation to such aforementioned parties. There are no categories of hedging transactions that are specifically permitted by the Insider Trading Policy.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers and stockholders who beneficially own more than 10% of any class of our equity securities registered pursuant to Section 12 of the Exchange Act (collectively, the “Reporting Persons”) to file initial statements of beneficial ownership of securities and statements of changes in beneficial ownership of securities with respect to our equity securities with the SEC. Based on our review of the copies of such forms filed with the SEC and upon any written representations of the Reporting Persons received by us, we believe that during the fiscal year ended December 31, 2022, there have been five late Form 3 filings for each of Brian Schaffner, Paul Shoun, John Yozamp, Steve Shum and George Lefevre, and six late Form 4 filings for each of Brian Schaffner, Paul Shoun, John Yozamp, David Hendrickson, Steve Shum and George Lefevre, in each case covering one transaction. David Hendrickson was a member of the Board until his resignation on August 15, 2023.

Non-Director Executive Officers

Our non-director executive officers are listed below. For biographical information about Paul Shoun and Brian Schaffner, please refer to the Company’s Board nominees under Proposal 1 of this Proxy Statement.

John Yozamp – Co-Founder and Chief Business Development Officer. Mr. Yozamp, 57, has served as our Co-Founder and Chief Business Development Officer since January 26, 2023 and was previously our Chief Executive Officer since our inception in June 2016. Mr. Yozamp boasts over 30 years of sales and marketing experience, of which includes 24 years of product concept, development and manufacturing. Mr. Yozamp was recognized in the HDTV’s “Best New Idea” at the 2008 Chicago Hardware Show. In 2008, Mr. Yozamp supported the #1 item sold at the Sam’s club individual road show. Just prior to launching Expion360, Mr. Yozamp was founder, owner, and operator of the largest solar manufacturing company (Zamp solar) in the US focusing on the RV and off grid markets.

Greg Aydelott – Chief Financial Officer. Mr. Aydelott, 50, has served as our Chief Financial Officer since January 26, 2023 and was previously our Chief Accounting Officer since May 10, 2022. Prior to his appointment as Chief Accounting Officer of the Company, Mr. Aydelott served as our Controller from February 22, 2022 until May 10, 2022. Before joining the Company, Mr. Aydelott worked at Samaritan Health Services in Corvallis, Oregon from June 2021 to March 2022, where he served as Sr. Financial Analyst. Samaritan Health Services is a regional hospital system serving three counties and has no affiliation with the Company. Before joining Samaritan Health Services in June 2021, Mr. Aydelott was Director of Business Operations of Mission Senior Living in Carson City, Nevada from January 2016 to June 2021. Mission Senior Living is a growing senior housing company with communities in four states and has no affiliation with the Company.

EXECUTIVE COMPENSATION DISCUSSION

This section discusses the material components of the executive compensation program for our executive officers who are named in the “Summary Compensation Table” below. In 2022, our “named executive officers” and their positions were as follows:

●	Brian Schaffner, who currently serves as our Chief Executive Officer, and who served as our Chief Financial Officer through January 25, 2023;

●	Paul Shoun, who serves as our Co-Founder, President and Chief Operating Officer; and

●	John Yozamp, who currently serves as Co-Founder and Chief Business Development Officer and served as our Chief Executive Officer through January 25, 2023.

Summary Compensation Table

The following table sets forth information concerning the compensation of our named executive officers for the years ended December 31, 2021 and December 31, 2022.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(2)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total($)
Brian Schaffner (5)	2022	102,741	0	401,004	0	0	11,805	515,550
Chief Executive Officer; Former Chief Financial Officer	2021	0	0	0	0	0	17,700	17,700
Paul Shoun	2022	260,000	0	534,672	0	0	21,000	815,672
Chief Operating Officer	2021	165,824	0	0	0	0	0	165,824
John Yozamp	2022	330,000	0	376,845	0	0	36,000	742,845
Chief Business Development Officer; Former Chief Executive Officer	2021	197,269	0	0	0	0	0	197,269

(1)	Amounts reflect base salary earned by each named executive officer during the applicable year.

(2)	All of the named executive officers voluntarily chose to forego any bonuses for 2022.

(3)	Amounts reflect the full grant-date fair value of stock options granted during 2022 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all option awards made to executive officers in Note 12 to our audited financial statements included in our Annual Report.

(4)	For 2022, includes: (i) $1,500 in consulting fees and $10,305 in home office expenses for Mr. Schaffner, (ii) $9,000 in home office expenses and $12,000 in automobile expenses for Mr. Shoun and (iii) $12,000 in home office expenses and $24,000 in automobile expenses for Mr. Yozamp.

(5)	Mr. Schaffner served as a CFO consultant from March 2021 until his appointment as Chief Financial Officer in February 2022.

2022 Salaries; Consulting Fee

The named executive officers receive a base salary to compensate them for services rendered to us. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. As of January 1, 2022, Mr. Schaffner was providing consulting services to the Company at the rate of $1,500 per month. He began receiving an annual base salary of $120,000 beginning on February 21, 2022. As of January 1, 2022, the annual base salary for Mr. Shoun was $260,000 and the annual base salary for Mr. Yozamp was $330,000. The annual base salaries of Messrs. Schaffner, Shoun and Yozamp were changed to $270,400, $270,400 and $283,200 respectively, effective January 26, 2023.

2022 Annual Bonuses

In 2022, target bonuses were not established for the named executive officers, and they voluntarily declined participation in the discretionary year-end holiday bonuses provided to other employees. Therefore, no annual bonuses were paid to the named executive officers in 2022.

Equity Compensation

2021 Incentive Award Plan

We have adopted the 2021 Incentive Award Plan (the “2021 Incentive Award Plan”). The purpose of the 2021 Incentive Award Plan is to enhance our ability to attract, retain and motivate persons who make, or we believe can make, important contributions by providing these individuals with equity ownership opportunities and/or equity-linked compensatory opportunities. We believe that equity awards are necessary to remain competitive in the industry in which we operate in and are essential in recruiting and retaining the highly qualified service providers who help thus meet our goals.

In 2022, Messrs. Yozamp, Shoun and Schaffner were granted stock options under the 2021 Incentive Award Plan as set forth below. The stock options vested immediately upon grant. The executive officers had not been granted stock options prior to 2022.

Named Executive Officer	2022 Stock Options Granted
Brian Schaffner	150,000
Paul Shoun	200,000
John Yozamp	179,500

Other Elements of Compensation

Retirement Plans

We maintain a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. Substantially all employees are eligible to participate. We have the option to make profit sharing contributions to our 401(k) plan at our discretion. No profit-sharing contributions have yet been made. The Internal Revenue Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to our 401(k) plan. We believe that providing a vehicle for tax-deferred retirement savings through our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies.

Employee Benefits and Perquisites

Health/Welfare Plans

All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans, which include medical and vision benefits.

Perquisites

For the duration of 2022, our named executive officers received the following perquisites:

●	Company Car: Mr. Shoun was entitled to automobile expenses of $1,000 per month and Mr. Yozamp was entitled to automobile expenses of $2,000 per month.

●	Private Office Reimbursement Expenses: Messrs. Schaffner and Yozamp were each entitled to $1,000 per month in home office reimbursement expenses (with Mr. Schaffner’s expenses prorated for the month of February). Mr. Shoun was entitled to $1,000 per month in home office reimbursement expenses but elected to only take $750 per month for 2022.

●	Company Security: While Messrs. Shoun and Yozamp’s Initial Employment Agreements (as defined below) each provide for full time security benefits, they did not receive any such benefits in 2022.

Consulting Fees

Mr. Schaffner received $1,500 for consulting work performed for the Company before being named Chief Financial Officer in February 2022.

No Tax Gross Ups

We do not make gross-up payments to cover our named executive officers’ personal income taxes that may pertain to any of the compensation or perquisites paid or provided by our company.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2022.

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)		Option Expiration Date
Brian Schaffner (1)(2)	5/2/2022	150,000	0	3.36		5/2/2032
Paul Shoun (1)(2)	5/2/2022	200,000	0	3.36		5/2/2032
John Yozamp (1)(2)	5/2/2022	179,500	0	3.70	(3)	5/2/2027

(1)	100% of each of the awards were vested and exercisable immediately upon the grant date.

(2)	All of the stock options granted to the named executive officers in 2022 are incentive stock options.

(3)	Because Mr. Yozamp holds common stock in the Company possessing more than 10% of the total combined voting power of all classes of stock in the Company, Section 422 of the Code requires that the exercise price of an incentive stock option granted to him will be at least 110% of the fair market value of a share of common stock on the date of grant and will not remain exercisable for a period of longer than five years from the date of grant.

Executive Compensation Arrangements

The Initial Employment Agreements

On November 15, 2021, we entered into employment agreements with our then Chief Executive Officer and Chairman of our Board, John Yozamp, and our Chief Operating Officer, Paul Shoun; on February 21, 2022, we entered into an employment agreement with our then Chief Financial Officer, Brian Schaffner (together, the “Initial Employment Agreements”) to reflect their compensation arrangements. The Initial Employment Agreements entered into with Mr. Shoun and Mr. Yozamp each had a term of employment with a three-year duration, while the Initial Employment Agreement entered into with Mr. Schaffner had an employment term with a one-year duration. Under the terms of the Initial Employment Agreements, Mr. Schaffner was entitled to a base salary of $120,000, Mr. Shoun was entitled to a base salary of $260,000 and Mr. Yozamp was entitled to a base salary of $330,000. Each executive officer was also eligible for an annual bonus, to be granted by the Company’s Board or compensation committee based on performance objectives and targets established annually. Under the Initial Employment Agreements, Messrs. Schaffner, Shoun and Yozamp were also entitled to participate in the Plan and in any profit sharing, qualified and nonqualified retirement plans and any health, life, accident, disability insurance, vacation, paid time off, supplemental medical reimbursement insurance, or benefit plans or programs as we may choose to make available at any point in time. Under the Initial Employment Agreements, the executive officers were also entitled to annual fringe benefits and perquisites (including auto expense, security and reimbursement for the executive officer’s home office) and reimbursement for reasonable and necessary out-of-pocket business, entertainment, and travel expenses incurred in connection with the performance of their duties. In addition, the employment agreements contain provisions providing for severance payments, including both base salary payment throughout the remainder of the executive’s term of employment, and a payment equal to an additional 12 months of base salary, an amount equal to the executive annual bonus measured at target rate of performance, and continuation of benefits under certain circumstances including termination by us without Cause or for Good Reason (each as defined in the Initial Employment Agreements), upon execution of a general release of claims in our favor. The Initial Employment Agreements included restrictive covenants, including a two-year non-competition provision, a two-year non-solicitation and non-disparagement provision and a confidentiality provision.

The Amended and Restated Schaffner Employment Agreement

On January 26, 2023, we promoted Brian Schaffner from his position as our Chief Financial Officer to our Chief Executive Officer. In connection with his new role, we entered into an Amended and Restated Employment Agreement with Mr. Schaffner, effective January 26, 2023 (the “Schaffner Employment Agreement”), setting forth the terms and conditions of Mr. Schaffner’s employment as Chief Executive Officer.

The Schaffner Employment Agreement provides for a one-year term ending on April 1, 2023, the first anniversary of our initial public offering, which term renews automatically unless terminated by the Company or Mr. Schaffner. Pursuant to the Schaffner Employment Agreement, the Company will pay Mr. Schaffner a base salary of $270,400 per year, increased from $120,000. Like Mr. Schaffner’s existing employment agreement, the Schaffner Agreement provides for an annual bonus award based on the achievement of performance objectives and targets established annually by the Company’s Board or Compensation Committee, and standard employee benefits. Upon a termination of Mr. Schaffner’s employment agreement by the Company without Cause or a resignation for Good Reason (each term as defined in the Schaffner Employment Agreement), Mr. Schaffner will be paid (a) if terminated prior to April 1, 2023, an amount equal to the remaining unpaid amounts under the initial employment term, (b) continued base salary for one year, (c) an amount equal to his annual target bonus for the year of termination, (d) any earned but unpaid bonuses and (e) continued medical and dental benefits for up to one year. The Schaffner Agreement provides for the same employee benefits as under Mr. Schaffner’s original employment agreement, except that he will also receive an automobile allowance of $1,000 per month. The restrictive covenants in the Initial Employment Agreement to which Mr. Schaffner is a party will continue to apply.

The Amended and Restated Shoun Employment Agreement

On January 26, 2023, we promoted Paul Shoun from his position as our Chief Operating Officer to our Co-Founder, President and Chief Operating Officer. In connection with his new role, we entered into an Amended and Restated Employment Agreement with Mr. Shoun, effective January 26, 2023 (the “Shoun Agreement”), setting forth the terms and conditions of Mr. Shoun’s employment as our Co-Founder, President and Chief Operating Officer.

The Shoun Employment Agreement provides for a three-year term ending on April 1, 2025, the third anniversary of our initial public offering, which term renews automatically unless terminated by the Company or Mr. Shoun. Pursuant to the Shoun Employment Agreement, the Company will pay Mr. Shoun a base salary of $270,400 per year, increased from $260,000. Like the Initial Employment Agreement to which Mr. Shoun is a party, the Shoun Employment Agreement provides for an annual bonus award based on the achievement of performance objectives and targets established annually by the Company’s Board or Compensation Committee, and standard employee benefits. Upon a termination of the Shoun Employment Agreement by the Company without Cause or a resignation for Good Reason (each term as defined in the Shoun Employment Agreement), Mr. Shoun will be paid (a) if terminated prior to April 1, 2025, an amount equal to the remaining unpaid amounts under the initial employment term, (b) continued base salary for one year, (c) an amount equal to his annual target bonus for the year of termination, (d) any earned but unpaid bonuses and (e) continued medical and dental benefits for up to one year. The Shoun Employment Agreement provides for the same employee benefits as under the Initial Employment Agreement to which Mr. Shoun is a party, except that he will no longer be entitled to security benefits. The restrictive covenants in the Initial Employment Agreement to which Mr. Shoun is a party will continue to apply.

The Amended and Restated Yozamp Employment Agreement

On January 26, 2023, we and Mr. Yozamp agreed that, effective January 25, 2023, he ceased to be our Chief Executive Officer and Chairman of the Company’s Board and a member of our Board, and assumed the position of Co-Founder and Chief Business Development Officer. In connection with his new role, we entered into an Amended and Restated Employment Agreement with Mr. Yozamp, effective January 26, 2023 (the “Yozamp Employment Agreement”), setting forth the terms and conditions of Mr. Yozamp’s employment as our Co-Founder and Chief Business Development Officer.

The Yozamp Employment Agreement provides for a term that ends on December 31, 2023, or if Mr. Yozamp achieves certain sales objectives, on December 31, 2024. The Yozamp Agreement provides for a reduction in Mr. Yozamp’s base salary from $330,000 to $283,200 per year, and the replacement of the annual bonus with commission payments based on the achievement of sales targets agreed to in the Yozamp Agreement rather than an annual bonus. Upon a termination of Mr. Yozamp’s employment agreement by the Company without Cause or a resignation for Good Reason (each term as defined in the Yozamp Employment Agreement), Mr. Yozamp will be paid an amount equal to the remaining unpaid amounts under the employment term and continued medical and dental benefits for up to one year, as well as any accrued but unpaid commissions. The Yozamp Employment Agreement provides for the same employee benefits as under Mr. Yozamp’s original employment agreement, except that he will no longer be entitled to security benefits. The restrictive covenants in the Initial Employment Agreement to which Mr. Yozamp is a party will continue to apply.

Director Compensation Discussion

Director Compensation

2022 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	All Other Compensation ($)	Total ($)
David Hendrickson(3)	$50,000	$80,201	$0	$130,201
George Lefevre	$50,000	$80,201	$0	$130,201
Steven M. Shum	$50,000	$106,934	$0	$156,934

(1)	Amounts reflect the full grant-date fair value of stock awards and stock options granted during 2022 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all option awards made to our directors in Note 12 to our audited financial statements included in our Annual Report.
(2)	As of December 31, 2022, Mr. Hendrickson held options to purchase 30,000 shares of our common stock, Mr. Lefevre held 30,000 options to purchase shares of our common stock, and Mr. Shum held options to purchase 40,000 shares of our common stock.
(3)	Mr. Hendrickson resigned from the Board and each committee of the Board on August 15, 2023.

Ownership of Equity Securities of the Company

Securities Authorized for Issuance Under Equity Compensation Plans

In conjunction with our IPO, the Company adopted the 2021 Incentive Award Plan and our 2021 Employee Stock Purchase Plan (the “2021 ESPP”). The following table summarizes equity compensation plan information for the 2021 Incentive Award Plan and the 2021 ESPP, all stockholder approved, as a group, as of December 31, 2022.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights[1]	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities reflected in Column (a)[2]
	(#)	($)	(#)
	(a)	(b)	(c)
Plan Category
Equity Compensation Plans Approved by Stockholders	829,500	3.43	2,530,000
Equity Compensation Plans Not Approved by Stockholders	N/A	N/A	N/A
Total	829,500	3.43	2,530,000

[1] Includes shares of common stock issuable upon the exercise of outstanding stock options under the 2021 Incentive Award Plan

[2] As of December 31, 2022, there were 30,000 shares of common stock available for future issuance under the 2021 Incentive Award Plan and 2,500,000 shares available for grants under the 2021 ESPP (of which 0 shares were subject to outstanding purchase rights during the current purchase period).

Security Ownership of Certain Beneficial Owners and Management

Based solely upon information made available to us, the following table sets forth certain information with respect to the beneficial ownership of our common stock as of August 29, 2023 as to (1) each person (or group of affiliated persons) who is known by us to own beneficially more than 5% of our common stock; (2) each of our directors; (3) each of our executive officers; and (4) all directors and executive officers of the Company as a group.

We believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them, except as noted. Unless otherwise indicated, the address of each stockholder listed in the table is c/o Expion360, 2025 SW Deerhound Avenue, Redmond, OR 97756.

Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to securities. All shares of common stock subject to options or warrants exercisable within 60 days of August 29, 2023, are deemed to be outstanding and beneficially owned by the persons holding those options or warrants for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person. They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person.

Subject to the paragraph above, percentage ownership of outstanding shares is based on 6,910,717 shares of common stock outstanding as of August 29, 2023.

Name of Beneficial Owner	Number of Shares Beneficially Owned	% of Class
5% or Greater Stockholders:
James Yozamp, Jr (1)	552,673	8.0
Directors and Executive Officers:
Brian Schaffner (Chief Executive Officer) (2)	154,166	2.2
John Yozamp (Co-Founder and Chief Business Development Officer) (3)	1,731,622	24.4
Paul Shoun (Chairman, Co-Founder, President, Chief Operating Officer and Director) (4)	341,637	4.8
Greg Aydelott (Chief Financial Officer) (5)	56,949	*
Tien Nguyen (Independent Director) (6)	0	*
George Lefevre (Independent Director) (7)	30,000	*
Steven Shum (Independent Director) (8)	40,000	*
Directors and Executive Officers as a Group (seven persons)	5,354,414	30.9

______________________________________

* Less than 1%.

(1)	Based on a third-party report dated as of August 16, 2023.

(2)	The number of shares of Common Stock shown as beneficially owned by Mr. Schaffner consists of 154,166 shares of Common Stock issuable upon exercise of the vested options owned by Mr. Schaffner.

(3)	The number of shares of Common Stock shown as beneficially owned by Mr. John Yozamp consists of (i) 1,546,287 shares of Common Stock owned directly by Mr. John Yozamp and (ii) 185,375 shares of Common Stock issuable upon exercise of the vested options owned by Mr. John Yozamp.

(4)	The number of shares of Common Stock shown as beneficially owned by Mr. Shoun consists of (i) 137,471 shares of Common Stock owned directly by Mr. Shoun and (ii) 204,166 shares of Common Stock issuable upon exercise of the vested options owned by Mr. Shoun.

(5)	The number of shares of Common Stock shown as beneficially owned by Mr. Aydelott consists of (i) 2,783 shares of Common Stock owned directly by Mr. Aydelott and (ii) 54,166 shares of Common Stock issuable upon exercise of the vested options owned by Mr. Aydelott.

(6)	Mr. Nguyen was appointed to the board on August 24, 2023.

(7)	The number of shares of Common Stock shown as beneficially owned by Mr. Lefevre consists of 30,000 shares of Common Stock issuable upon exercise of the vested options owned by Mr. Lefevre.

(8)	The number of shares of Common Stock shown as beneficially owned by Mr. Shum consists of 40,000 shares of Common Stock issuable upon exercise of the vested options owned by Mr. Shum.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board has nominated each of the five individuals identified below to stand for election at the Annual Meeting.

The Board nominees, current committee involvement and certain other relevant information is set forth below:

Name	Age	Director Since	Principal Occupation	Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee
Paul Shoun	52	2022	Co-Founder, President and Chief Operating Officer of Expion360 Inc.
Brian Schaffner	53	2023	Chief Executive Officer of Expion360 Inc.
Steven M. Shum	53	2022	Chief Executive Officer of INVO Bioscience, Inc.	X (Chair)	X	X
George Lefevre	56	2022	Business Consultant	X	X	X (Chair)
Tien Nguyen	60	2023	Entrepreneur	X	X (Chair)	X

Pursuant to our Bylaws, only the Board will be able to fill any vacancies on the Board until the next succeeding Annual Meeting of Stockholders. Each director’s term continues until the election and qualification of such director’s successor, or such director’s earlier death, resignation or removal. Between successive annual meetings, the Board has the power to appoint one or more additional directors, but not more than half the number of directors fixed at the last stockholder meeting at which directors were elected.

With respect to Proposal 1, you may vote FOR all nominees, WITHHOLD your vote as to all nominees, or FOR all nominees except those specific nominees from whom you WITHHOLD your vote. The nominees receiving the most FOR votes will be elected. A properly executed proxy marked WITHHOLD with respect to the election of one or more directors will not be voted with respect to the director or directors indicated.

Nominees for Election at this Annual Meeting

Set forth below is biographical information for each nominee and a summary of the specific qualifications, attributes, skills and experiences which led the Board to conclude that each nominee should serve on the Board at this time. All of our nominees meet the qualifications and skills as identified by our Board. There are no family relationships among any of our nominee directors or among any of our nominee directors and our executive officers.

Brian Schaffner – Chief Executive Officer and Director. Mr. Schaffner has served as our Chief Executive Officer since January 26, 2023 and was previously our Chief Financial Officer beginning in March 2021. Mr. Schaffner is a seasoned executive having served over the past three decades in a variety of capacities including CEO, CFO, CIO, controller and VP Finance in senior-living, assisted-living skilled nursing facilities, retail stores and schools. Mr. Schaffner’s educational instructional experience includes the secondary and university levels with courses including accounting, cost accounting, management, personal finance, welding, auto mechanics and aviation ground school. Mr. Schaffner graduated from Walla Walla College with a Bachelor of Science in Business Administration and Accounting in 1992, and from the University of Phoenix with a Masters in Business Administration in 1997. We believe Mr. Schaffner is qualified to serve as a member of our Board because of his executive leadership experience and intimate knowledge of the Company.

Paul Shoun – Co-Founder, President, Chief Operating Officer, and Director. Mr. Shoun has served as our Co-Founder, President and Chief Operating Officer since January 26, 2023 and was previously our Chief Operating Officer since March 2020. Before joining the Company, Mr. Shoun worked at Tensility International Corporation, where he served as a Business Development Manager, Project Manager and Manufacturing Manager from October 2014 to March 2020. Prior to October 2014, Mr. Shoun spent over 17 years as the managing director of a corporate consulting firm. Mr. Shoun brings over 30 years of engineering and corporate management experience. Mr. Shoun brings extensive expertise in project management, product development, engineering leadership, business accounting, ERP/CRM system management, and product marketing. Mr. Shoun’s prior notable clients include Chrysler, Boeing, Nike IHM, Intel, and Daimler Trucks North America. We believe Mr. Shoun is qualified to serve on our Board because of his extensive experience in engineering, product development and product marketing and his role in building the Company.

Tien Q. Nguyen – Independent Director. Mr. Nguyen is a successful entrepreneur and executive with expertise in engineering, technology, wireless systems, and energy storage. Mr Nguyen has been managing personal and family investment from 2021 to present. Mr. Nguyen was a partner in Lumini Partner LLC to support and study international energy industrial projects using microgrid systems to reduce utility dependency from 2019 to 2020. Mr. Nguyen was the founder of FitTech Software LLC, an artificial intelligence software company in the health and fitness industry, and served as the Chairman from 2016 until 2019. From 2012 to 2016, Mr. Nguyen was the Chief Executive Officer of Quantum Energy Storage Corporation, an energy storage company. Previously, Nr. Nguyen was the Chief Strategy Officer of Onramp Wireless Inc. from 2010 to 2012 and the Chief Executive Officer of AppleTree Educational LLC from 2007 to 2010. Mr. Nguyen was also the founder of CommASIC Inc., a leading wireless semiconductor broadband company, which was acquired by Freescale Semiconductor in 2005. He served as a director of Freescale Semiconductor from 2005 until 2007. Prior to founding CommASIC Inc., Mr. Nguyen served as the Chief Executive Officer of Linskys Consulting from 1997 until 2001. Mr. Nguyen began his career at General Dynamics and Qualcomm Inc. where he was focused on ASIC engineering. Mr. Nguyen graduated from San Diego State University with a BSEE in 1983. We believe Mr. Nguyen is qualified to serve as a member of our Board because of his extensive experience in the energy storage industry.

George Lefevre – Independent Director. Mr. Lefevre serves on our Board. Mr. Lefevre is a business consultant focused on business development and structural guidance for companies. From 2009 through 2020, Mr. Lefevre was the founder of HAPA Capital, LLC. HAPA was a consulting firm specializing in biotechnology and frontier technology. From 2014 through 2015, Mr. Lefevre was the CEO of a startup company that completed a change in management effective June 26, 2014, and expanded into hemp and cannabidiol (“CBD”) industry. The expansion was focusing on the development, research, and commercialization of products derived from hemp and cannabis plants. From 1991 to 1998, Mr. Lefevre directly invested in and managed investment portfolios. Mr. Lefevre was also the President of GL Investment Group, a regional investment bank in Southern California where he was directly responsible for providing in excess of $500 million in funding to biotechnology and high-tech companies. Mr. Lefevre graduated from California State University, Long Beach with a Bachelor of Science in Business Administration, majoring in Finance. We believe Mr. Lefevre is qualified to serve on our Board because of his extensive experience serving in leadership roles at other public companies and extensive investment experience.

Steven M. Shum – Independent Director. Mr. Shum serves on our Board. Mr. Shum is the CEO of INVO Bioscience, Inc. (Nasdaq: INVO), a position he has held since October 10, 2019, and is also a director of INVO Bioscience, Inc., a position he has held since October 11, 2017. Previously, Mr. Shum was Interim Chief Executive Officer (from May 2019 to October 7, 2019) and Chief Financial Officer of Eastside Distilling (Nasdaq: EAST) (from October 2015 to August 2019). Prior to joining Eastside, Mr. Shum served as an Officer and Director of XZERES Corp, a publicly-traded global renewable energy company, from October 2008 until April 2015 in various officer roles, including Chief Operating Officer from September 2014 until April 2015, Chief Financial Officer, Principal Accounting Officer and Secretary from April 2010 until September 2014 (under former name, Cascade Wind Corp) and Chief Executive Officer and President from October 2008 to August 2010. Mr. Shum also serves as the managing principal of Core Fund Management, LP and the Fund Manager of Core Fund, LP. He was a founder of Revere Data LLC (now part of Factset Research Systems, Inc.) and served as its Executive Vice President for four years, heading up the product development efforts and contributing to operations, business development, and sales. He spent six years as an investment research analyst and portfolio manager of D.N.B. Capital Management, Inc. His previous employers include Red Chip Review and Laughlin Group of Companies. He earned a B.S. in Finance and a B.S. in General Management from Portland State University in 1992. We believe Mr. Shum is qualified to serve on our Board because of his extensive experience serving in leadership roles at other public companies.

THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE FIVE NOMINEES NAMED ABOVE.

PROXIES WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES UNLESS OTHERWISE SPECIFIED.

PROPOSAL 2

APPROVAL OF THE AMENDMENT TO THE COMPANY’S 2021 INCENTIVE AWARD PLAN

Proposal

The Company’s Board unanimously approved an amendment to the Plan (the “Amendment”) on August 10, 2023, subject to stockholder approval, to increase the number of shares of Common Stock reserved for issuance under the Plan by an aggregate of 250,000 shares of Common Stock, to a new total of 1,449,623 shares, which figure includes Awards (as defined below) already granted but not yet settled or exercised. Accordingly, the Amendment is being submitted to Company stockholders for approval. If this Proposal 2 is approved by the stockholders of the Company, the Amendment will become effective immediately as of October 13, 2023, the date of the Annual Meeting. If the Amendment is not approved by the stockholders of the Company, the Plan shall remain in full effect according to its current terms. The proposed amendment is attached hereto as Appendix A.

Purpose of the Plan

The Plan was adopted by the Board in connection with our initial public offering and approved by our stockholders on November 15, 2021. The Company has established the Plan so as to enhance the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing these individuals with equity ownership opportunities. The Plan provides for the issuance of stock options (“Options”), stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), performance bonus awards, performance stock units, dividend equivalents and other stock- or cash-based awards (each an “Award”) to service providers of the Company.

Change to the Plan

The Amendment would increase the number of shares of Common Stock that may be authorized for grant pursuant to Awards by 250,000 shares and would make no other changes to the Plan.

There were initially 644,500 shares of Common Stock reserved for issuance under the Plan. On January 1 of each of 2022 and 2023, the share reserve increased by 5% of the aggregate number of shares of Common Stock outstanding on December 31 of each of 2021 and 2022, respectively, pursuant to the Plan’s evergreen provision. As of the date of the Annual Meeting, there are 1,199,623 shares of Common Stock available for new Awards to be granted under the Plan (not including any Shares that may be returned to the Plan due to forfeitures and similar events). The Amendment will increase the number of shares of Common Stock available for issuance to 1,449,623 (not including any shares granted under outstanding Awards that are added back to the Plan’s authorized pool due to forfeitures and similar events). The number of shares of Common Stock available under the Plan will continue to increase in future years pursuant to the Plan’s evergreen provision.

The proposed increase in the number of shares of Common Stock reserved for issuance under the Plan is for purposes of enabling the continued use of the Plan for stock-based grants consistent with the objectives of our compensation program. We believe the proposed increase is critical for attracting and retaining high quality employees in the near future by providing eligible persons in our service with the opportunity to acquire a proprietary or economic interest, or otherwise increase their proprietary or economic interest, in us as an incentive for them to remain in service and render superior performance during their service. Stockholder approval of the Amendment will allow us to continue to provide these important incentives.

We believe that such number of shares is reasonable and consistent with general market practices. Our view of the reasonableness of our share request is dependent on a number of other factors that are difficult to predict or beyond our control, including the price of shares of Common Stock and underlying future grants, our hiring activity, forfeitures of outstanding Awards and other circumstances that may require us to change our equity grant practices.

As of August 29, 2023, the closing price of a share of Common Stock was $4.77.

Historical Plan Benefit Table

From the inception of the Plan through August 29, 2023, our named executive officers, current executive officers as a group, current non-employee directors as a group, current employees (excluding executive officers and directors) as a group, former non-employee directors as a group, and former employees as a group have been granted shares of Common Stock underlying Awards in the following amounts, excluding shares of Common Stock that were granted under the Plan, but expired unexercised or were canceled:

Name and Position	Number of Underlying Options	Number of Underlying RSUs
Brian Schaffner, CEO	200,000	-
Paul Shoun, President and COO	250,000	-
John Yozamp, CBDO	250,000	-
All other executive officers (1 person)	100,000	-
All current non-employee directors (3 persons)	70,000	36,585
All current employees (excluding executive officers and directors)	100,000	-
All former non-employee directors (1 person)	30,000	-
All former employees	75,000	-

New Plan Benefits

The number of Awards that our named executive officers, other executive officers, and other employees and consultants may receive under the Plan will be determined in the discretion of the Compensation Committee of the Board (the “Committee”) in the future, and the Committee has not made any determination to make future grants to any persons under the Plan as of the date of this Proxy Statement. Therefore, it is not possible to determine the benefits that will be received in the future by such participants in the Plan.

Approval Requirements

Under Nevada law and our Bylaws, if a quorum is present, this matter will be approved if the number of votes cast in favor of the matter exceeds the number of votes cast in opposition to the matter. Unless and until our stockholders approve the Amendment, we will continue to grant Awards under the terms of the Plan, as approved by our stockholders in November 2021, and from the shares available for issuance under the Plan, without regard to the Amendment. Failure to submit a proxy or to vote in person at the Annual Meeting and abstentions will have no effect on this Proposal 2.

Stockholder approval of the Amendment is necessary in order for us to meet the stockholder approval requirements of the Nasdaq.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT

PROXIES WILL BE VOTED “FOR” THE AMENDMENT UNLESS OTHERWISE SPECIFIED.

The existence of financial and personal interests of one or more of our directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of the company and its stockholders and what he, she or they may believe is best for himself or themselves in determining to recommend that stockholders vote for the proposals.

Equity Compensation Plan Information

The following table summarizes equity compensation plan information as of December 31, 2022, for the compensation plans under which shares of Common Stock may be issued. As context for this Proposal 2, please note that the stockholders of the Company previously approved the Plan, as well as the Company’s 2021 Employee Stock Purchase Plan (the “ESPP”).

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights[1]	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities reflected in Column (a)[2]
	(#)	($)	(#)
	(a)	(b)	(c)
Plan Category
Equity Compensation Plans Approved by Stockholders	829,500	3.43	2,530,000
Equity Compensation Plans Not Approved by Stockholders	N/A	N/A	N/A
Total	829,500	3.43	2,530,000

[1] Includes shares of Common Stock issuable upon the exercise of outstanding stock options under the Plan

[2] As of December 31, 2022, there were 30,000 shares of Common Stock available for future issuance under the 2021 Incentive Award Plan and 2,500,000 shares available for grants under the ESPP (of which 0 shares were subject to outstanding purchase rights during the current purchase period).

Description of the Plan

Share Reserve and Evergreen Provision

Under the Plan, 10% of the fully diluted shares of the Company’s Common Stock (including all classes) were initially reserved for issuance. The number of shares initially reserved for issuance or transfer pursuant to awards under the Plan has increased and will increase annually, starting on January 1, 2022 and continuing each January 1 until January 1, 2031, equal to the lesser of (A) 5% of the shares of all series of Common Stock outstanding on the last day of the immediately preceding year and (B) such smaller number of shares as determined by the Board.

Following the adoption of the Amendment, under the Plan, a maximum of 1,449,623 shares of Common Stock will be available for grant, which figure includes Awards already granted but not yet settled or exercised. The number of shares of Common Stock available under the Plan will continue to increase in future years pursuant to the Plan’s evergreen provision. No more than 1,000,000 shares of Common Stock may be issued upon the exercise of incentive stock options (“ISOs”), as adjusted for any equity restructuring.

The following counting provisions are in effect for the share reserve under the Plan:

●	to the extent that an Award expires, lapses or is terminated, converted into an award in respect of shares of another entity in connection with a spin-off or other similar event, exchanged for cash, surrendered, repurchased or canceled, in any case, in a manner that results in the Company acquiring the underlying shares at a price not greater than the price paid by the participant or not issuing the underlying shares, such unused shares of Common Stock subject to the Award at such time will be available for future grants under the Plan;
●	the payment of dividend equivalents in cash in conjunction with any outstanding awards will not be counted against the shares of Common Stock available for issuance under the Plan;

●	shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by us or any of our future subsidiaries will not be counted against the shares of Common Stock available for issuance under the Plan; and
●	the following may be reintroduced into the Plan as available shares of Common Stock: (i) Shares of Common Stock tendered by a participant or withheld by the Company in payment of the exercise price of an Option; (ii) shares of Common Stock tendered by the participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award and (iii) shares of Common Stock subject to a SAR or other share-settled Award (including Awards that may be settled in cash or shares of Common Stock) that are not issued in connection with the settlement or exercise, as applicable, of the SAR or other share-settled Award.

In addition, the sum of the grant date fair value of all equity-based Awards and the maximum that may become payable pursuant to all cash-based Awards to any individual for services as a non-employee director during any calendar year may not exceed $1,000,000.

Administration

The Committee will administer the Plan unless the Board assumes authority for administration. The Board may delegate its powers to a committee, which, to the extent required to comply with Rule 16b-3 under the Exchange Act (“Rule 16b-3”), is intended to be comprised of “non-employee directors” for purposes of Rule 16b-3. The Plan provides that the board of directors or Committee may delegate its authority to grant Awards other than to individuals subject to Section 16 of the Exchange Act or to officers or directors to whom authority to grant Awards has been delegated.

Subject to the terms and conditions of the Plan, the administrator has the authority to select the persons to whom Awards are to be made, to determine the number of shares of Common Stock to be subject to Awards and the terms and conditions of Awards, and to make all other determinations and to take all other actions necessary or advisable for the administration of the Plan. The administrator may at any time allow for any Award to become immediately vested, or partially exercisable, free of any restrictions. The administrator is also authorized to adopt, amend or rescind rules relating to the administration of the Plan. The Board may at any time remove the Committee as the administrator and revest in itself the authority to administer the Plan.

Eligibility

Awards may be granted to individuals who are then our officers, employees, or consultants or are the officers, employees or consultants of our present and future parents or subsidiaries. Such Awards also may be granted to our directors. However, ISOs may not be granted to directors or consultants. As of August 31, 2023, we have approximately 29 employees, 2 consultants and 3 non-employee directors.

Awards

The Plan provides that the administrator may grant or issue Options, SARs, restricted stock, RSUs performance bonus Awards, performance stock units, dividend equivalents and other stock- or cash-based Awards or any combination thereof. Each Award must be set forth in a separate agreement with the person receiving the Award and will indicate the type, terms and conditions of the Award.

●	Options provide for the purchase of shares of Common Stock in a specified time period at an exercise price set on the grant date. ISOs, by contrast to non-qualified stock options, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Code are satisfied. ISOs will be designed in a manner intended to comply with the provisions of Section 422 of the Code and will be subject to specified restrictions contained in the Code. The exercise price of an ISO granted to a participant subject to taxation in the United States may not be less than 100% of the fair market value of the underlying shares of Common Stock on the date of grant (or 110% in the case of ISOs granted to certain significant stockholders), except with respect to certain substitute options granted in connection with a corporate transaction. The term of an Option may not be longer than ten years, while the term of an ISO may not be longer than five years in the case of ISOs granted to certain significant stockholders.

●	SARs are rights to receive a payment equal to the excess of the fair market value of a specified number of shares of Common Stock on the date the right is exercised over the exercise price set forth in the applicable award agreement. The per-share exercise price of any SAR granted under the Plan must be at least 100% of the fair market value of a share of Common Stock on the date of grant. SARs under the Plan are settled in cash or shares of Common Stock, or in a combination of both, at the election of the administrator. The term of a SAR may not be longer than ten years.
●	Restricted stock may be granted to any eligible individual and made subject to such restrictions as may be determined by the administrator. Restricted stock typically may be forfeited for no consideration or repurchased by us at their issue price or other stated or formula price if the conditions or restrictions on vesting specified in the applicable award agreement are not met. Purchasers of restricted stock, unlike recipients of Options, have voting rights and will the right to receive dividends, if any, prior to the time when the restrictions lapse; provided, however, that with respect to a share of restricted stock subject to restrictions or vesting conditions, except in connection with a spin-off certain other similar events, dividends that are paid to Company stockholders prior to the removal of restrictions and satisfaction of vesting conditions shall only be paid to the Participant to the extent that the restrictions are subsequently removed and the vesting conditions are subsequently satisfied and the share of restricted stock vests.
●	RSUs are unfunded, unsecured rights to receive, on the applicable settlement date, one share of Common Stock or an amount in cash or other consideration determined by the administrator to be equal to the fair market value of one share of Common Stock as of such settlement date, subject to certain vesting conditions and other restrictions. The administrator may provide that settlement of restricted stock units will occur upon or as soon as reasonably practicable after the restricted stock units vest or will instead be deferred, on a mandatory basis or at the participant’s election, subject to compliance with applicable law. A Participant holding restricted stock units will have only the rights of a general unsecured creditor of the Company (solely to the extent of any rights then applicable to Participant with respect to such restricted stock units) until delivery of shares of Common Stock, cash or other securities or property is made as specified in the applicable award agreement.
●	Performance Bonus Awards and Performance Stock Units are denominated in cash or shares of Common Stock /unit equivalents, respectively, and may be linked to one or more performance or other criteria, including service to the Company, on a specified date or dates or over any period or periods as determined by the administrator.
●	Dividend Equivalents represent the right to receive the equivalent value (in cash or shares of Common Stock) of dividends paid on shares of Common Stock and may be granted alone or in tandem with Awards other than stock options or SARs. Dividend equivalents are converted to cash or shares of Common Stock by such formula and such time as determined by the administrator. Dividend Equivalents may be paid currently or credited to an account for the Participant, settled in cash or shares of Common Stock and subject to the same restrictions on transferability and forfeitability as the Award with respect to which the Dividend Equivalents are granted and subject to other terms and conditions as set forth in the award agreement. In addition, dividend equivalents with respect to an Award subject to vesting are either (i) to the extent permitted by applicable law, not be paid or credited or (ii) accumulated and subject to vesting to the same extent as the related Award.

Any Award may be granted as a performance Award, meaning that the Award will be subject to vesting and/or payment based on the attainment of specified performance goals.

Equity Restructuring

In the event of certain non-reciprocal transactions with our stockholders known as “equity restructurings,” the administrator will make equitable adjustments to the Plan and outstanding Awards.

Certain Corporate Transactions

In the event of certain corporate transactions, including extraordinary dividends or other distributions, reorganizations, liquidations, dissolutions, sale of substantially all of the Company’s assets or certain other transactions listed in the Plan, the administrator may make certain adjustments to the terms and conditions of Awards, to prevent the dilution or enlargement of intended benefits, facilitate the transaction at issue or give effect to changes in applicable laws or accounting principles. Such actions include: providing for the cancellation of an Award in exchange for cash or other property, providing that an Award will vest and, to the extent applicable, become exercisable, providing than an Award will be assumed by a successor company, making adjustments to the number and type of shares of Common Stock underlying an Award, replacing an Award with other rights or property selected by the administrator or providing that an Award cannot vest or become exercisable after the relevant corporate transaction is complete.

Change in Control

In the event of a change in control, unless the administrator elects to terminate an Award in exchange for cash, rights or other property, or cause an Award to accelerate in full prior to the change in control, such Award will continue in effect or be assumed or substituted by the acquirer, provided that any performance-based portion of the Award will be subject to the terms and conditions of the applicable Award agreement. In the event the acquirer refuses to assume or replace Awards granted, prior to the consummation of such transaction, Awards issued under the Plan (other than any portion subject to performance-based vesting) will be subject to accelerated vesting such that 100% of such Awards will become vested and exercisable or payable, as applicable. The administrator may also make appropriate adjustments to Awards under the Plan and is authorized to provide for the acceleration, cash-out, termination, assumption, substitution or conversion of such Awards in the event of a change in control or certain other unusual or nonrecurring events or transactions.

Repricing

The Plan permits the administrator, without the approval of the stockholders of the Company, to authorize the amendment of any outstanding Option or SAR to reduce its exercise price per share of Common Stock or cancel any Option or SAR in exchange for cash or another Award.

Amendment and Termination

The administrator may terminate, amend or modify the Plan at any time and from time to time. However, the Administrator must generally obtain stockholder approval to the extent required by applicable law, rule or regulation (including any applicable stock exchange rule), and generally no amendment may materially and adversely affect any outstanding Award without the affected participant’s consent.

No ISOs may be granted pursuant to the Plan after the tenth anniversary of the adoption of the Amendment. Any Award that is outstanding on the termination date of the Plan will remain in force according to the terms of the Plan and the applicable Award agreement.

Material U.S. Federal Income Tax Consequences

The following discussion of certain of the U.S. federal income tax consequences of Awards under the Plan is based on current U.S. federal tax laws and regulations and does not purport to be a complete discussion. This description may differ from the actual tax consequences incurred by any individual recipient of an Award. Moreover, existing law is subject to change by new legislation, by new regulations, by administrative pronouncements and by court decisions or by new or clarified interpretations or applications of existing laws, regulations, administrative pronouncements or court decisions. Any such change may affect the federal income tax consequences described below. The following summary of the federal income tax consequences in respect of the Plan is for general information only. Interested parties should consult their own tax advisors as to specific tax consequences, including the application and effect of foreign, state and local laws.

ISOs

There is no taxable income to the participant when an ISO is granted or when the option is exercised. However, the amount by which the fair market value of the shares of Common Stock at the time of exercise exceeds the option exercise price will be an “item of adjustment” for the participant for purposes of the alternative minimum tax. Gain realized by the participant on the sale of an ISO is taxable at capital gains rates, and no tax deduction is available to the Company, unless the participant disposes of the shares of Common Stock within (a) two years after the date of grant of the ISO or (b) one year after the date the shares of Common Stock were transferred to the participant. If the shares of Common Stock are sold or otherwise disposed of before the end of either the one-year or two-year period specified above, the difference between the option exercise price and the fair market value of the shares of Common Stock on the date of the ISO’s exercise will be taxed at ordinary income rates, and the Company will be entitled to a deduction to the extent the participant must recognize ordinary income. If such a sale or disposition takes place in the year in which the ISO is exercised, the income the participant recognizes upon the sale or disposition of the shares of Common Stock will not be considered income for alternative minimum tax purposes. Otherwise, if the participant sells or otherwise disposes of the shares of Common Stock before the end of either the one-year or two-year period specified above, the maximum amount that will be included as alternative minimum tax income is the gain, if any, the participant recognizes on the disposition of the shares of Common Stock. An ISO exercised more than three months after the participant terminates employment, other than by reason of death or disability, will be taxed as an NSO, and the participant will have been deemed to have received income on the exercise taxable at ordinary income rates. The Company will be entitled to a tax deduction equal to the ordinary income, if any, realized by the participant.

SARs

No taxable income is realized upon the receipt of a SAR, but upon exercise of the SAR, the fair market value of the shares of Common Stock received, determined on the date of exercise of the SAR, or the amount of cash received in lieu of shares of Common Stock, must be treated as compensation taxable as ordinary income to the participant in the year of such exercise. The Company will be entitled to a deduction for compensation paid in the same amount that the participant realized as ordinary income.

Restricted Stock

For federal income tax purposes, the participant generally will not have taxable income on the grant of restricted stock, nor will the Company then be entitled to any deduction, unless the participant makes a valid election under Section 83(b) of the Code. However, when restrictions on restricted stock lapse, such that the restricted stock is no longer subject to a substantial risk of forfeiture, the participant generally will recognize ordinary income, and the Company will be entitled to a corresponding deduction, for an amount equal to the difference between the fair market value of the shares of Common Stock on the date such restrictions lapse over the purchase price for the restricted stock.

Restricted Stock Units

The participant generally will not realize taxable income at the time of the grant of the restricted stock units, and the Company will not be entitled to a deduction at that time. When an Award is paid, whether in cash, shares of Common Stock or a combination of cash and shares of Common Stock, the participant will have ordinary income, and the Company will be entitled to a corresponding deduction. Restricted stock units may be subject to Section 409A of the Code, and the failure of any restricted stock units that is subject to Section 409A of the Code to comply with Section 409A of the Code may result in taxable income to the participant upon vesting (rather than at such time as the Award is paid). Furthermore, an additional 20% penalty tax may be imposed under Section 409A of the Code, and certain interest penalties may apply.

Other Stock or Cash Based Awards

Participants generally will recognize ordinary income upon the receipt of the shares of Common Stock or cash underlying stock or cash-based Awards, and the Company will have a deduction in the same amount.

Dividend Equivalents

The participant generally will not realize taxable income at the time of the grant of the dividend equivalents, and the Company will not be entitled to a deduction at that time. When a dividend equivalent is paid, the participant will recognize ordinary income, and the Company will be entitled to a corresponding deduction.

Section 409A of the Code

Certain types of Awards under the Plan, including restricted stock units, may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such Awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest penalties). To the extent applicable, the Plan and Awards granted under the Plan are structured and interpreted in a manner that is intended to be exempt from or comply with Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code. In the event the plan administrator determines that any Award may be subject to Section 409A of the Code, the plan administrator may (but is not obligated to), without a holder’s consent, adopt amendments to the Plan and applicable Award agreements or adopt policies and procedures that the plan administrator determines are necessary or appropriate to exempt the applicable Awards from Section 409A of the Code or to comply with the requirements of Section 409A of the Code. The Company has no obligation under the Plan or otherwise to take any action to avoid the imposition of taxes, penalties or interest under Section 409A of the Code with respect to any Award and has no liability to avoid the imposition of taxes, penalties or interest under Section 409A of the Code with respect to any Award and will have no liability to any holder or any other person if any Award, compensation or other benefits under the Plan are determined to constitute non-compliant “non-qualified deferred compensation” subject to the imposition of taxes, penalties or interest under Section 409A of the Code.

Section 162(m) of the Code

Section 162(m) of the Code generally provides that income tax deductions of publicly held corporations may be limited to the extent total compensation (including, but not limited to, base salary, annual bonus and income attributable to stock option and SAR exercises and other equity Award settlements and other non-qualified benefits) for certain executive officers exceeds $1,000,000 (less the amount of any “excess parachute payments” as defined in Section 280G of the Code) in any taxable year of the corporation.

PROPOSAL 3

RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed M&K CPAS PLLC (“M&K”) as our independent registered public accounting firm for the year ending December 31, 2023, and the Board has directed that management submit this selection for ratification by the stockholders at our 2023 Annual Meeting. M&K served as our independent registered public accounting firm and audited our financial statements for the year ended December 31, 2022. The Audit Committee periodically considers whether there should be a rotation of our independent registered public accountants. The members of the Audit Committee believe that the continued retention of M&K as our independent registered public accountants is in the best interests of the Company.

Stockholder ratification of the appointment of M&K as our independent registered public accounting firm is not required. The Board is submitting the selection of M&K to the stockholders for ratification because we believe it is a matter of good corporate governance practice. If our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain M&K, but still may retain them. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the selection of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our best interests and that of our stockholders.

Representatives of M&K are expected to attend the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from stockholders. Fees for professional services provided by our independent auditors in each of the last two fiscal years, in each of the following categories, are as follows:

	Year ended December 31, 2022	Year ended December 31, 2021
Audit Fees	$98,943	$90,000
Audit-Related Fees	—	—
Tax Fees	4,500	—
All Other Fees	—	—
Total Fees	$103,443	$90,000

Audit fees consisted of fees for the audit of our consolidated financial statements, the review of the unaudited interim financial statements included in our quarterly reports on Form 10-Q and other professional services provided in connection with statutory and regulatory filings or engagements and services associated with the issuance of comfort letters and the issuance of consents on registration statements, including in connection with our initial public offering.

Tax fees consisted of fees expected to be incurred as of the date of this Proxy Statement for tax compliance, tax advice, and tax planning in respect of the year ended December 31, 2022.

Audit Committee Pre-Approval Policy and Procedures

Consistent with SEC policies and guidelines regarding audit independence, the Audit Committee is responsible for the pre-approval of all audit and permissible non-audit services provided by our independent registered public accounting firm on a case-by-case basis. Our Audit Committee has established a policy regarding approval of all audit and permissible non-audit services provided by our principal accountants. Our Audit Committee pre-approves these services by category and service. Our Audit Committee has pre-approved all of the services provided by our independent registered public accounting firm.

Approval Requirements

Under Nevada law and our Bylaws, if a quorum is present, this matter will be approved if the number of votes cast in favor of the matter exceeds the number of votes cast in opposition to the matter. Abstentions are not considered votes cast and will have no effect on the outcome of Proposal 3. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on Proposal 3. If a broker does not exercise this authority, such broker non-votes will have no effect on the outcome of Proposal 3.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM.

PROXIES WILL BE VOTED “FOR” RATIFICATION UNLESS OTHERWISE SPECIFIED.

AUDIT COMMITTEE REPORT

The members of the Audit Committee from April 5, 2022 to December 31, 2022 were Messrs. Shum, Lefevre, and Hendrickson. The Audit Committee met three times during the fiscal year ended December 31, 2022. The Audit Committee is responsible for the appointment of the independent registered public accounting firm for each fiscal year and confirming the independence of the independent registered public accounting firm. It is also responsible for: reviewing and approving the scope of the planned audit, the results of the audit and the independent registered public accounting firm’s compensation for performing such audit; reviewing the Company’s audited financial statements; and reviewing and approving the Company’s internal accounting controls and disclosure procedures.

The Company’s independent registered public accounting firm is responsible for auditing the financial statements. The activities of the Audit Committee are in no way designed to supersede or to alter those traditional responsibilities. The Audit Committee’s role does not provide any special assurances with regard to the Company’s financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent registered public accounting firm.

In connection with the audit of the Company’s financial statements for the year ended December 31, 2022, the Audit Committee met with representatives from M&K CPAS PLLC, the Company’s independent registered public accounting firm, and the Company’s internal auditors. The Audit Committee reviewed and discussed with M&K and the Company’s internal auditors, the Company’s financial management and financial structure, as well as the matters relating to the audit required by the Public Company Accounting Oversight Board Auditing Standard and the SEC.

The Audit Committee and M&K also discussed M&K’s independence. In December 2022, the Audit Committee received from M&K the written disclosures and the letter regarding M&K’s independence required by Public Company Accounting Oversight Board Rule 3526.

In addition, the Audit Committee reviewed and discussed with management the Company’s audited financial statements for the fiscal year ended December 31, 2022, as well as management’s assessment of internal controls over financial reporting.

Based upon the review and discussions described above, the Audit Committee recommended to the Board, and the Board approved, that the Company’s financial statements audited by M&K CPAS, PLLC, as well as management’s assessment of the Company’s internal controls over financial reporting be included in the Company’s Annual Report.

AUDIT COMMITTEE

Steven Shum, Chair

George Lefevre

David Hendrickson

Stockholder Proposals and Director Nominations For 2024 Annual Meeting

Stockholders are entitled to submit proposals on matters appropriate for stockholder action, consistent with SEC regulations. Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in the Company’s proxy statement for consideration at the following annual meeting of stockholders (after the one referenced herein) by submitting their proposals to the Company in a timely manner. These proposals must meet the stockholder eligibility and other requirements of the SEC. In order for stockholder proposals for the 2024 Annual Meeting of Stockholders to be eligible for inclusion in our Proxy Statement, they must be received by our Chief Financial Officer at our principal executive offices no later than May 9, 2024; provided, however, that if our 2024 Annual Meeting of Stockholders is held before September 13, 2024 or after November 12, 2024, then the deadline is a reasonable amount of time prior to the date we begin to print and mail our proxy materials for the 2024 Annual Meeting of Stockholders.

Under SEC rules, if the Company does not receive notice of a stockholder proposal at least 45 days prior to the first anniversary of the date of mailing of the prior year’s proxy statement, then the Company will be permitted to use its discretionary voting authority when the proposal is raised at the annual meeting, without any discussion of the matter in the proxy statement. In connection with the 2024 Annual Meeting of Stockholders, if the Company does not have notice of a stockholder proposal on or before July 23, 2024, the Company will be permitted to use its discretionary voting authority as outlined above; provided, however, that if our 2024 Annual Meeting of Stockholders is held before September 13, 2024 or after November 12, 2024, then the deadline is a reasonable amount of time prior to the date we begin to send our proxy materials for the 2024 Annual Meeting of Stockholders.

In addition to satisfying the foregoing requirements, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than August 14, 2024 (the 60th day prior to the first anniversary of the annual meeting for the preceding year’s annual meeting) and no earlier than July 15, 2024 (the 90th day prior to the first anniversary of the annual meeting for the preceding year’s annual meeting); provided, however, that if our 2024 Annual Meeting of Stockholders is held before September 13, 2024 or after November 12, 2024, then the deadline is the later of the 60th calendar day prior to the date of the 2024 Annual Meeting of Stockholders or the 10th calendar day following the day on which public announcement of the date of the  2024 Annual Meeting of Stockholders is first made by us.

Appraisal Rights

The Company’s stockholders do not have appraisal rights under Nevada law or under the governing documents of the Company with respect to the matters to be voted upon at the Annual Meeting.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as brokers and banks) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single copy of our annual report and proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” is also permissible under the Nevada Revised Statutes and potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of banks and brokers with account holders who are our stockholders will be householding our proxy materials. A single copy of our proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders by written or oral request, after which we will promptly deliver a separate copy of our proxy materials to one or more stockholders at a shared address to which a single copy of our proxy materials was delivered. Once you have received notice from your broker or bank that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of our proxy materials, please notify your broker or bank. If you are a record holder, you may call Broadridge at (800) 542-1061 or submit a request in writing to Broadridge Financial Solutions, Inc., Householding Department at 51 Mercedes Way, Edgewood, New York, 11717. Stockholders who currently receive multiple copies of our proxy materials at their address and would like to request householding of their communications should contact their broker or bank. Stockholders of record can contact Broadridge at the telephone number or address listed above.

No Incorporation by Reference

References to our website are not intended to function as a hyperlink and the information contained on our website is not intended to be part of this Proxy Statement. Information on our website, other than our Proxy Statement, Notice of Annual Meeting of Stockholders and form of proxy, is not part of the proxy soliciting material and is not incorporated herein by reference.

Disclaimer

This Proxy Statement may contain statements regarding future individual and Company performance targets and Company performance goals. These targets and Company performance goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

Other Matters

The Board knows of no matters other than those listed in this Proxy Statement that are likely to be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, the persons named on the enclosed proxy card will vote the proxy in accordance with their best judgment on such matter.

By Order of the Board,

/s/ Paul Shoun
Paul Shoun
Chairman

Redmond, Oregon

September 6, 2023

APPENDIX A

AMENDMENT TO THE EXPION360 INC. 2021 INCENTIVE AWARD PLAN

This Amendment (this “Plan Amendment”) to the Expion 360 Inc. 2021 Incentive Award Plan (as may be amended from time to time, the “2021 Plan”) is made on August 23, 2023. Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the 2021 Plan.

WHEREAS, Section 11.4 of the 2021 Plan permits the Board to amend the 2021 Plan, subject, in the case of any amendment requiring stockholder approval under Applicable Law to approval by the Company’s stockholders;

WHEREAS, the Board desires to amend the 2021 Plan to increase the Overall Share Limit;

WHEREAS, an increase to the Overall Share Limit requires stockholder approval under Applicable Law;

WHEREAS, this Plan Amendment shall be submitted to the Company’s stockholders for approval, and shall become effective as of the date on which the Company’s stockholders approve such Plan Amendment (the “Amendment Effective Date”); and

WHEREAS, if the Company’s stockholders fail to approve this Plan Amendment, the 2021 Plan as in effect prior to the Amendment Effective Date shall continue in full force and effect;

NOW, THEREFORE, pursuant to Section 11.4 of the 2021 Plan, the 2021 Plan is hereby amended as follows, effective as of the Amendment Effective Date:

1.	Section 2.30 of the 2021 Plan is hereby amended to read as follows:

“Overall Share Limit” means the sum of (i) 10% of the fully diluted shares of all classes of the Company’s common stock outstanding immediately following the Public Trading Date plus (ii) any Shares that are subject to Awards that become available for issuance under the Plan pursuant to Article V plus (iii) an increase commencing on January 1, 2022 and continuing annually on the anniversary thereof through (and including) January 1, 2031, equal to the lesser of (A) 5% of the aggregate number of shares of all classes of the Company’s common stock outstanding on the last day of the immediately preceding calendar year and (B) such smaller number of Shares as determined by the Board or the Committee plus (iv) an additional 250,000 Shares as of the Amendment Effective Date.

2.	A new Section 2.1(a) is hereby added to the 2021 Plan, and shall read as follows:

“Amendment Effective Date” means the date the stockholders of the Company approve the amendment to the Plan proposed to such stockholders of the Company in the Company’s 2023 annual proxy statement.”

3.	This Plan Amendment may be executed in one or more facsimile, electronic or original counterparts, each of which shall be deemed an original and both of which together shall constitute the same instrument.
4.	All terms and provisions of 2021 Plan not amended hereby shall remain in full force and effect. From and after the Amendment Effective Date, all references to the term “Plan”, “Amendment Effective Date” or “2021 Plan” in this Plan Amendment or the 2021 Plan shall include the terms contained in this Plan Amendment.

APPENDIX B

AUDIT COMMITTEE CHARTER

EXPION360 INC. AUDIT COMMITTEE CHARTER

January 3, 2022

1. Purpose

The Audit Committee of the Board assists the Board in fulfilling its responsibility for oversight of and integrity of the accounting, auditing, and reporting practices of the Company, and such other duties as directed by the Board. The Committee's purpose is to oversee the accounting and financial reporting processes of the Company, the audits of the Company's financial statements, the qualifications of the public accounting firm engaged as the Company's independent auditor to prepare or issue an audit report on the financial statements of the Company and internal control over financial reporting, and the performance of the Company's internal audit function and independent auditor. The Committee reviews and assesses the qualitative aspects of financial reporting to stockholders, the Company's processes to manage business and financial risk, and compliance with significant applicable legal, ethical, and regulatory requirements. The Committee is directly responsible for the appointment (subject to stockholder ratification) compensation, retention, and oversight of the Company’s independent auditor.

2. Membership

The membership of the Committee will consist of at least three independent directors of the Company, subject to applicable phase-in rules of the Nasdaq Capital Markets ("Nasdaq"), all of which members shall satisfy the definition of "independent" and the requirements of Audit Committee members set forth under the listing standard of the NASDAQ Capital Market, or such other exchange(s) upon which the Company's securities are then listed from time to time (the "Exchange”'), subject to any exceptions or cure periods that are applicable pursuant to the foregoing requirements and the phase-in periods permitted under the rules of Nasdaq under which the Committee is required to have only one independent member at the time of listing, a majority of independent members within 90 days of listing and all independent members within one year of listing. If the Committee is comprised of at least three members who meet the criteria above, one additional director who is not "independent" as defined under the rules of the Exchange and is not currently an executive officer or employee or a family member of an executive officer, may be appointed to the Committee if the Board, under exceptional and limited circumstances, determines that such individual's membership on the Committee is required by the best interests of the Company and its stockholders and such member otherwise fits within the requirements of the Exchange (with such member being defined as an “Excepted Member”). An Excepted Member’s service on the Committee will be subject in all cases to the rule and requirements of the Exchange.

At least one member of the Committee shall be a "financial expert" as defined in Regulation S-K, Item 407(d)(5)(ii) and shall have an understanding of generally accepted accounting principles, and be able to read and understand financial statements, including the Company's balance sheet, statements of operations and statements of cash flow. The Board shall review and designate the Committee member(s) that meets the "financial expert" criteria. All Committee members shall have an understanding of internal control over financial reporting and an understanding of audit committee functions.

No Committee member shall have participated in the preparation of the financial statements of the Company at any time during the three years preceding becoming a member of the Committee (unless such member qualifies as an Excepted Member). The Board appoints the members of the Committee and the chairperson. The Board may remove any member from the Committee at any time with or without cause.

Each Committee member may be required to satisfy certain independence requirements of applicable securities laws, rules or guidelines and any other applicable regulatory rules. Determinations as to whether a particular director satisfies the requirements for membership on the Committee shall be made by the full Board.

Generally, no member of the Committee may serve on more than three audit committees of publicly traded companies (including the Audit Committee of the Company) at the same time. For this purpose, service on the audit committees of a parent and its substantially owned subsidiaries, if any, counts as service on a single audit committee.

3. Operations

The Board shall designate one member of the Committee to act as its chairperson. The Committee will meet a minimum of four times a year (once a quarter). Additional meetings may occur as the Committee or its chair deems advisable. The Committee will cause to be kept adequate minutes of its proceedings, and will report on its actions and activities at the next quarterly meeting of the Board. Committee Members will be furnished with copies of the minutes of each meeting and any action taken by unanimous consent. The Committee is governed by the same rules regarding meetings (including meetings by conference telephone, or virtual video or similar communications conferencing) action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board. The Committee is authorized to adopt its own rules of procedure not inconsistent with (a) any provision of the Company's Articles of Incorporation, (b) any provision of the Bylaws of the Company, or (c) the laws of the State of Nevada.

4. Communications

The independent auditor reports directly to the Committee. The Committee is expected to maintain free and open communication with the independent auditor, the internal auditors, and management. This communication will include periodic private executive sessions with each of these parties.

5. Authority

The Committee's role is one of an oversight function. The Committee is not intended to replace the Company's management, internal auditors and outside auditors. It is the responsibility of the Company's management to prepare the Company's financial statements and to develop and maintain adequate systems of internal accounting and financial controls, and it is the internal and outside auditors' responsibility to review and, when appropriate, audit these financial statements and internal controls.

The Committee recognizes that the financial management and the internal and outside auditors have more knowledge and information about the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee cannot provide any expert or special assurance as to the Company's financial statements or internal controls or any professional certification as to the outside auditors' work. In carrying out its oversight responsibilities, the Committee shall undertake the activities and have the authority as described in this Charter.

The Committee will have the resources and authority necessary to discharge its duties and responsibilities. The Committee has sole authority to retain and terminate outside counsel or other experts or consultants for work required by the Committee, it deems appropriate, including sole authority to approve the firms' fees and other retention terms. The Company will provide the Committee with appropriate funding, as the Committee determines, for the payment of compensation to the Company's independent auditor, outside counsel, and other advisors as it deems appropriate and administrative expenses of the Committee that are necessary or appropriate in carrying out its duties. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention. The Committee will have access to the Company's books, records, facilities, and personnel. Any communications between the Committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of the Company, and the Committee will take all necessary steps to preserve the privileged nature of those communications.

The Committee may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Committee.

6. Performance Evaluations

The Committee shall review its own performance and reassess the adequacy of this Charter at least annually in such manner as it deems appropriate, and submit such evaluation, including any recommendations for change, to the full Board for review, discussion and approval.

7. Relationship with Auditors

The Committee shall have sole authority and be directly responsible for the appointment, retention, compensation, oversight, evaluation and termination (subject to stockholder ratification, if applicable) of the work of the Company's outside auditors engaged, including resolution of disagreements between Company management and the auditor regarding financial reporting, for the purpose of preparing or issuing an audit report or performing other audit, review or attest services. The Company's outside auditors shall report directly to the Committee.

The Committee shall review and pre-approve: (i) auditing services (including those performed for purposes of providing comfort letters and statutory audits) and (ii) non-auditing services that exceed a de minimis standard established by the Committee, which are rendered to the Company by its outside auditors (including fees).

The Committee shall:

(i) If required by any applicable law or rule of the Exchange (or such other exchange upon which the Company's securities are listed) request from the outside auditors, at least annually, a written report describing: (a) the outside auditors' internal quality-control procedures; and (b) any material issues raised by the most recent internal quality control review or peer review of the outside auditors, or by any inquiry or investigation by government or professional authorities, within the preceding five years, with respect to one or more independent audits carried out by the outside auditors, and any steps taken to deal with any such issues;

(ii) If required by applicable law or rule of the Exchange (or such other exchange upon which the Company's securities are listed) review and discuss with the outside auditors any relationships or services that may impact the objectivity and independence of the outside auditors; and

(iii) Receive from the independent auditor annually a formal written statement delineating all relationships between the independent auditor and the Company consistent with Independence Standards Board Standard No. I, as may be modified or supplemented by such other standards as may be set by law or regulation or Exchange rules; and discuss with the independent auditor in an active dialogue any such disclosed relationships or services and their impact on the independent auditor's objectivity and independence and present to the Board its conclusion with respect to the independence of the independent auditor.

After reviewing the foregoing reports and the outside auditors' work throughout the year, the Committee shall evaluate the outside auditor's qualifications, performance and independence. This evaluation shall include the review and evaluation of the lead partner(s) of the outside auditors. In making its evaluation, the Committee may take into account the opinions of management and the Company's internal auditors (or other personnel responsible for the internal audit function) and shall take appropriate action in response to the outside auditors' report and the opinions of those the Committee consults to satisfy itself of the outside auditors' independence and adequate performance.

The Committee should further consider whether, in order to assure the continuing independence of the outside auditors, there should be regular rotation of the lead audit partner (in addition to what may already be required by law or regulation).

The Committee shall establish hiring policies with respect to employees and former employees of the outside auditors.

The Committee shall review and discuss with management, the outside auditors and the internal auditors the performance and adequacy of the Company's internal audit function, including the internal auditors' responsibilities, budget, and staffing.

8. Responsibilities

A. Financial Statements and Reporting

(i) Review the disclosures made by the Chief Executive Officer and the Chief Financial Officer in connection with their required certifications accompanying the Company's periodic reports to be filed with the Securities and Exchange Commission, including disclosures to the Committee of (a) significant deficiencies in the design or operation of internal controls, (b) significant changes in internal controls and (c) any fraud involving management or other employees who have a significant role in the Company's internal controls.

(ii) Review and discuss the Company's quarterly financial results and related press releases, if any, with management and the independent auditors prior to the release of such information to the public.

B. Internal Audit

(i) Review with the management the proposed scope and plan for conducting internal audits of Company operations and obtaining reports of significant findings and recommendations, together with management's corrective action plans.

(ii) Seek to ensure the corporate audit function has sufficient authority, support and access to Company personnel, facilities and records to carry out its work without restrictions or limitations.

(iii) Review the corporate audit function of the Company, including its charter, plans, activities, staffing and organizational structure.

(iv) Review progress of the internal audit program, key findings and management's action plans to address findings.

C. Compliance

(i) Periodically review the Company's policies with respect to legal compliance, conflicts of interest and ethical conduct.

(ii) Seek to ensure the adequacy of procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting control or auditing matters, including the confidential submission of complaints by employees regarding such matters.

(iii) Recommend to the Board any changes in ethics or compliance policies that the Committee deems appropriate.

In addition to the above responsibilities and those other responsibilities included in this charter, the Committee will undertake such other duties as the Board of Directors delegates to it, and will report periodically to the Board regarding the Committee's examinations and recommendations.

9. Financial Reporting Process and Financial Statements

The Committee shall meet regularly with management. The Committee shall meet, at least annually, with the Company's outside auditors in a private session.

The Committee shall review and discuss with management and the outside auditors on a quarterly basis prior to filing quarterly or annual financial statements: (i) the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Stockholders if distributed prior to the filing of the Form 10-K) (ii) the quarterly financial statements to be included on Form 10-Q; (iii) the Company's disclosures in the "Management's Discussion and Analysis of Financial Condition and Results of Operation" contained therein; (iv) the Company's disclosure controls and procedures (including any significant internal control deficiencies or material weaknesses and any changes implemented in light of material control deficiencies or weaknesses) and (v) any fraud that involves management or other employees who have a significant role in the Company's internal controls.

In connection with the annual audit and the outside auditors review of the financial information included in the Company's Quarterly Reports on Form 10-Q, the Committee shall, prior to the filing of the Form 10-K or Form 10-Q, discuss with the outside auditors the results of their audit or review, and the matters required to be discussed by applicable accounting standards. In addition, the Chairman or his designee shall, before the quarterly earnings press releases are released, discuss with the outside auditors the results of their review of quarterly earnings press releases.

The Committee shall request from the Company's outside auditors and, where applicable, the Company's internal auditors, timely reports concerning:

a) Major issues regarding accounting principles and financial statement presentations, including all critical accounting policies and practices and any changes in the selection or application of accounting principles;

b) All significant financial reporting issues and judgments, including all critical accounting estimates and alternative treatments of financial information within generally accepted accounting principles that have been discussed with the management of the Company, the ramifications of the use of such alternative estimates or treatments and the estimate/treatment preferred by the auditors;

c) The effect of regulatory or accounting initiatives, as well as off-balance sheet transactions, on the financial statements; and

d) Any material written communication between the auditors and the management of the Company (such as any management letter or schedule of unadjusted differences).

The Committee shall review with the outside auditors and the internal auditors any audit problems or difficulties encountered (including any restrictions on the scope of the independent auditor's activities or on access to requested information, and any significant disagreements with management) and management's response. The Committee shall be responsible for the resolution of disagreement among the Company's management, the outside auditors and the internal auditors regarding financial reporting.

The Committee shall review with the internal auditor and the external auditor their annual audit plans and the degree of coordination of such plans.

Based on the above review and discussions, the Committee shall determine whether to recommend to the Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K.

The Committee shall prepare the report of the audit Committee required by the rules of the SEC included in the Company's annual proxy statement.

The Committee shall periodically discuss with management the types of information to be disclosed and the types of presentation to be made in quarterly earnings press releases and with respect to financial information and earnings guidance provided to analysts and rating agencies or otherwise made public.

10. Risk Management

The Committee shall discuss with management, the internal auditors and the outside auditors, the Company's policies with respect to risk assessment and risk management. This discussion should cover the Company's major financial risk exposures and the steps management has taken to monitor and control these exposures.

The Committee shall review the annual audit report regarding officers' expense accounts and perquisites and the results of any surveys of compliance with any business conduct policies of the Company.

11. Compliance with Laws, Regulations and Ethics Codes

The Committee shall review with the Company's general counsel, the internal auditors and other appropriate parties, as applicable, legal matters that may have a material impact on the Company's financial statements, the Company's compliance policies and procedures and any material reports received from or communications with regulators or government agencies.

The Committee shall review and pre-approve any related party transactions and other matters pertaining to the integrity of management, including potential conflicts of interest, or adherence to standards of business conduct as required by the policies of the Company.

The Committee shall (i) review all requests for waivers of any code of conduct and ethics policies or procedures that the Company has adopted including requests from executive, operating or financial officers and management of the Company and from any other individuals that conduct business on behalf of the Company or who are involved with the preparation of financial statements or in the assessment of the Company's internal disclosure controls over financial reporting, and (ii) promptly disclose any waivers that are required by regulation or listing standards to be disclosed publicly.

The Committee shall establish, oversee and regularly review the adequacy and performance of procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting control and/or auditing matters; and (ii) the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

The Committee shall have authority to establish, monitor and maintain a Whistleblower Protection Policy for the Company that facilitates the reporting of suspected wrongdoings of the Company, and prohibits retaliatory action against employees who report suspected wrongdoings when they reasonably believe violations of laws, rules or regulations have occurred.

12. Related Party Transactions

(a) The Committee will review any issues relating to conflicts of interests and all related party transactions of the Company ("Related Party Transactions").

(b) The Committee will analyze the following factors, in addition to any other factors the Committee deems appropriate, in determining whether to approve a Related Party Transaction:

(1) fairness of the terms for the Company (including fairness from a financial point of view);

(2) materiality of the transaction;

(3) bids I terms for such transaction from unrelated parties;

(4) structure of the transaction;

(5) the policies, rules and regulations of the U.S. federal and state securities laws;

(6) the policies of the Committee; and

(7) interests of each related party in the transaction.

(c) The Committee will only approve a Related Party Transaction if the Committee determines that the terms of the Related Party Transaction are beneficial and fair (including fair from a financial point of view) to the Company and are lawful under the laws of the United States. In the event multiple members of the Committee are deemed a related party, the Related Party Transaction will be considered by the disinterested members of the Board of Directors in place of the Committee.

(d) The following transactions will be exempted from the Policy and will be governed by the Company's other applicable policies:

(1) payment of compensation by the Company to its officers or directors for service to the Company in their stated capacity;

(2) transactions available to all employees or all stockholders of the Company on the same terms; and

(3) transactions which, when aggregated for any related party, involve less than $120,000 and are approved by the Chief Executive Officer, who is not a related party in the transaction.

(e) Approval of a Related Party Transaction may be conditioned upon the Company and the related party taking any or all of the following additional actions, or any other actions that the Committee deems appropriate:

(1) requiring the related party to resign from, or change position within, an entity that is involved in the Related Party Transaction with the Company;

(2) assuring that the related party will not be directly involved in negotiating the terms of the Related Party Transaction:

(3) limiting the duration or magnitude of the Related Party Transaction;

(4) requiring that information about the Related Party Transaction be documented and that reports reflecting the nature and amount of the Related Party Transaction be delivered to the Committee on a regular basis;

(5) requiring that the Company have the right to terminate the Related Party Transaction by giving a specified period of advance notice; or

(6) appointing a Company representative to monitor various aspects of the Related Party Transaction.

(f) If the Company or a related party becomes aware that any Related Party Transaction exists that has not been previously approved or ratified under this policy, it will promptly submit the transaction to the Committee or Chair of the Committee or disinterested members of the Board of Directors for consideration. The Committee or Chair of the Committee or Board will evaluate the transaction under this policy and will consider all options, including ratification, amendment or termination of the Related Party Transaction.

(g) All Related Party Transactions are to be disclosed in the Company's applicable filings with the SEC, as required by the Securities Act of I 933, as amended, and the Securities Exchange Act of 1934, as amended, and related rules and regulations. All Related Party Transactions will be disclosed to the Committee and any material Related Party Transaction will be disclosed to the Board of Directors.

(h) The Committee is prohibited from approving or ratifying any Related Party Transaction whereby the Company directly or indirectly, including through any subsidiary, extends or maintains credit, arranges for the extension of credit, or renews an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of the Company.

APPENDIX C

COMPENSATION COMMITTEE CHARTER

EXPION360 INC. COMPENSATION COMMITTEE CHARTER

January 3, 2022

1. Purpose and Responsibilities

The purpose of the Compensation Committee (the “Committee”) of the Board of Directors of Expion360 Inc. (the “Company”) is to oversee the Company’s compensation structure and practices, including its executive compensation and incentive-compensation and equity-based plans, and to perform such further functions as may be consistent with this charter or applicable law and the Company’s articles of incorporation, as amended and restated from time to time. In furtherance of this purpose, the Committee shall have the following responsibilities and authority:

(a) The Committee shall, at least annually, review and evaluate the performance of the Company's directors and recommend to the Board of Directors the form and amount of compensation to be paid by the Company to directors for service on the Board and on Board committees. The Committee shall review director compensation at least annually.

(b) The Committee shall annually review the Company's base compensation structure and the Company's incentive compensation, stock option and other equity-based compensation programs and recommend changes in or additions to such structure and plans to the Board of Directors as needed.

(c) The Committee shall recommend to the Board of Directors the annual base compensation of the Company's Chief Executive Officer and each of the Company's other executive officers (collectively the "Officers") in light of the goals and objectives of the Company's compensation policies or programs, determine and approve the compensation of the Chief Executive Officer and other executive officers, including without limitation, salary, bonus and incentive compensation levels, deferred compensation, executive perquisites, equity compensation (including awards to induce employment), severance arrangements, change-in-control benefits and other forms of executive officer compensation. The Company's management shall determine the compensation of all other employees of the Company and the Committee shall have the right to review the compensation of such employees and recommend any proposed changes to the management.

(d) The Committee shall recommend to the Board of Directors annual corporate goals and objectives under any incentive compensation plan adopted by the Company for Officers and recommend incentive compensation participation levels for Officers under any such incentive compensation plan. In determining the incentive component of compensation, the Committee will consider the Company's performance and relative shareholder return, the values of similar incentives at comparable companies and the awards given in past years.

(e) The Committee shall evaluate the performance of Officers generally and in light of annual corporate goals and objectives under any incentive compensation plan.

(f) The Committee shall periodically review with the Chairman and Chief Executive Officer their assessments of Officers and succession plans, and make recommendations to the Board regarding appointment of Officers.

(g) The Committee shall administer the Company's stock option and other equity based compensation plans and determine the grants of stock options and other equity based compensation.

(h) The Committee shall oversee the preparation of reports relating to the Committee required under applicable laws, regulations and stock exchange requirements.

The Chief Executive Officer of the Company shall not be present during any vote or other deliberation of the Committee regarding the compensation or performance of the Chief Executive Officer.

2. Structure and Membership

(a) Number. The Committee shall consist of at least two independent directors as determined from time to time by the Board on the recommendation of the Nominating and Corporate Governance Committee. Each member of the Committee shall be qualified to serve on the Committee pursuant to the applicable rules of the stock market on which the Company's shares are trading and any additional requirements that the Board deems appropriate. Composition of the Committee shall also comply with any other applicable laws and regulations.

(b) Selection and Removal. Members of the Committee shall be appointed by the Board, and the Board may remove members of the Committee at any time with or without cause. No member of the Committee shall be removed except by the Board.

(d) Chair. The chairperson of the Committee (the "Chairperson") shall be designated by the Board. Any vacancy on the Committee shall be filled by the Board.

(e) Compensation. The compensation of the Committee members shall be determined by the Board.

(f) Term. Members of the Committee shall be appointed for one-year terms. Each member shall serve until his or her replacement is appointed, or until he or she resigns or is removed from the Board or the Committee.

3. Procedures and Administration

(a) Meetings. The Committee shall meet as often as it deems necessary in order to perform its responsibilities, but no less than once annually. The Committee shall keep minutes of its meetings and any other records as it deems appropriate.

(b) Subcommittees. The Committee may form and delegate authority to one or more subcommittees, which may consist of one or more members, as it deems necessary or appropriate from time to time under the circumstances.

(c) Reports to the Board. The Committee shall regularly report to the Board with respect to such matters as arc relevant to the Committee's discharge of its responsibilities, and shall report in writing on request of the Chairman of the Board. At least annually, the Committee shall evaluate its own performance and report to the Board on such evaluation. The Committee shall also periodically review and assess the adequacy of this charter and recommend any proposed changes to the Board for approval.

(d) Charter. The Committee shall, at least annually, review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

(e) Independent Advisors. The Committee shall have the authority to engage such independent legal and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be regular advisors to the Company. The Committee is empowered, without further action by the Board, to cause the Company to pay appropriate compensation to advisors engaged by the Committee.

The Committee shall be directly responsible for the appointment, compensation and oversight of the work of any compensation consultant, legal counsel or other adviser retained by the Committee. The Company must provide for appropriate funding, as determined by the Committee, for payment of reasonable compensation to a compensation consultant, legal counsel or any other adviser retained by the Committee.

The Committee may select a compensation consultant, legal counsel or other adviser to the Committee only after taking into consideration all factors relevant to that person's independence from management, including the following:

i. The provision of other services to the Company by the person that employs the compensation consultant, legal counsel or other adviser;

ii. The amount of fees received from the Company by the person that employs the compensation consultant, legal counsel or other adviser, as a percentage of the total revenue of the person that employs the compensation consultant, legal counsel or other adviser;

iii. The policies and procedures of the person that employs the compensation consultant, legal counsel or other adviser that are designed to prevent conflicts of interest;

iv. Any business or personal relationship of the compensation consultant, legal counsel or other adviser with a member of the Committee;

v. Any equity of the Company owned by the compensation consultant, legal counsel or other adviser; and

vi. Any business or personal relationship of the compensation consultant, legal counsel, other adviser or the person employing the adviser with an executive officer of the Company.

(f) Investigations. The Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it deems appropriate, including the authority to request any Officer or other person to meet with the Committee.

APPENDIX D

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER

EXPION360 INC. NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER

January 3, 2022

PURPOSES

1. Governance Purpose and Responsibilities

The purpose and responsibilities of the Nominating and Corporate Governance Committee (the “Committee”) with respect to governance matters shall be to assist the Board of the Company in carrying out its responsibilities relating to the development of corporate governance principles applicable to the Company and its subsidiaries, and to lead the Board in its annual review of the Board's and individual Director performance. In furtherance of this purpose, the Committee shall have the following responsibilities and authority:

(a) Develop and recommend to the Board a set of corporate governance principles. The Committee shall monitor new and modified rules, requirements and recommendations related to corporate governance and shall review and reassess the adequacy of Company's corporate governance principles and recommend any proposed changes to the Board for approval.

(b) Regularly conduct a review of the performance of the Board as a whole and of individual members of the Board based on such criteria and performance factors as the Committee may determine. The results of these evaluations shall be used in connection with the nominating of individuals for election to the Board; however, the results of these evaluations shall be informational only and shall not be binding on the Committee in its consideration of Director nominees.

(c) Implement Monitor and revise, as appropriate, in accordance with best practices and legal requirements, Company's code of business conduct ("Code") as well as disclosure and insider trading policies for Company.

(d) Establish mechanisms to facilitate the effective operation of the Code and the granting of waivers of the Code.

(e) Keep up to date with regulatory requirements and other new developments in corporate governance and review the quality of Company's governance and suggest changes to Company's governance practices as determined appropriate to the Board.

(f) Ensure that disclosure and securities compliance policies, including communications policies, are in place.

(g) Review and reassess the adequacy of this charter and recommend any proposed changes to the Board for approval.

2. Nominating Purpose and Responsibilities

The purpose and responsibilities of the Committee with respect to nominating matters shall be to:

(a) Establish criteria and personal qualifications to be used in making selections of candidates to the Board. Such criteria and qualifications may include business and financial experience and acumen, integrity, willingness to devote the necessary time and energy to fulfill the duties and responsibilities of a Director, independence and such other criteria and qualifications as the Committee determines to be appropriate under the circumstances.

(b) Have the sole authority to retain and terminate any search firm necessary to assist it in identifying Director candidates and shall have sole authority to approve the search firm's fees and other retention terms. The Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

(c) Identify individuals qualified as candidates to serve on the Board consistent with the need to establish a Board which is able to accomplish its purpose and objectives.

(d) Review the composition of the Board and recommend to the Board Directors for submission to the shareholders at the Annual Meeting. Such Directors may or may not include nominees who are current members of the Board.

(e) Evaluate candidates for nomination to the Board, including those recommended by shareholders to serve as Directors.

(f) Establish procedures and approve appropriate orientation and education programs for new members of the Board and establish and approve continuing education opportunities for all Directors to ensure their knowledge and understanding of Company's business remain current.

(g) Make regular reports to the Board which shall include, as required, a report on succession planning.

(h) Recommend to the Board qualified candidates to fill vacancies on the Board and its committees.

(i) Make recommendations to the Board as to the composition of its Committees.

If a Director's ability to contribute to the Board should change due to a significant change in his or her circumstances (e.g. in employment, residency or citizenship status, geographic location or health) he or she will be expected to offer to resign and the Board, at its discretion, on the recommendation of Committee may accept the resignation.

The Committee shall review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board for approval. The Committee shall annually review its own performance.

3. Structure and Membership

The Committee shall consist of at least two independent directors, as determined from time to time by the Board. Each member of the Committee shall be qualified to serve on the Committee pursuant to the applicable rules of the stock market on which the Company's common shares are trading (the "Stock Market Rules") and any additional requirements that the Board deems appropriate. Composition of the Committee shall also comply with any other applicable laws and regulations.

The chairperson of the Committee (the “Chairperson”) shall be designated by the Board. Any vacancy on the Committee shall be filled by the Board. The Board may remove members of the Committee at any time with or without cause.

The compensation of the Committee members shall be determined by the Board.

4. Meetings, Reports and Procedures

The Committee shall meet as often as it determines to carry out its duties and responsibilities, but no less frequently than once annually. The Committee may hold meetings which may be attended by use of any virtual video communications app. Notice shall be provided by the Chair of the Committee. The Chairperson shall preside at each meeting and, in the absence of the Chairperson, one of the other members of the Committee shall be designated as the acting chair of the meeting. The Chairperson, in consultation with the other committee members, shall determine the frequency and length of the committee meetings and shall set meeting agendas consistent with this charter. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary.

Unless the Committee or the Board adopts other procedures, the provisions of the Company's articles of incorporation and bylaws, as amended and restated from time to time, applicable to meetings of Board committees will govern meetings of the Committee.

The Committee shall maintain minutes of its meetings and records relating to those meetings and shall report regularly to the Board on its activities, as appropriate. The Committee may require officers and employees of the Company to produce such information and reports, including reports to be provided annually or on other regular bases, as the Committee may deem appropriate. The Committee shall have the authority to cause investigations to be made of such matters within the scope of the Committee's purposes and responsibilities as the Committee may deem appropriate. Such investigations may be made by the Company's employees or such other persons or firms as the Committee may direct.

Subject to the provisions of the Company's articles of incorporation and bylaws, as amended and restated from time to time, the Committee may delegate its authority to subcommittees or the Chairperson of the Committee when it deems it appropriate and in the best interests of the Company.

 APPENDIX E

EXPION360 INC. 2025 SW DEERHOUND AVENUE REDMOND, OR 97756

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 10/12/2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 10/12/2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
			☐	☐	☐

1.	Election of five Directors to serve on the Company's Board of Directors for a one-year term of office expiring at the 2024 Annual Meeting of Stockholders.

Nominees

01	George Lefevre 02 Tien Nguyen 03 Brian Schaffner 04 Paul Shoun 05 Steve Shum

The Board of Directors recommends you vote FOR proposals 2 and 3.								For	Against	Abstain

2	Approve an amendment to the Company's 2021 Incentive Award Plan increasing the number of shares of common stock authorized for issuance under the 2021 Incentive Award Plan.							☐	☐	☐

3	Ratify the appointment of M&K CPAS, PLLC as our independent registered public accounting firm for the year ending December 31, 2023.							☐	☐	☐

NOTE: Transact any other business that is properly presented at the Annual Meeting or any continuation, adjournments or postponements of the 2024 Annual Meeting of Stockholders.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement are available at www.proxyvote.com

EXPION360 INC. Annual Meeting of Stockholders October 13, 2023 9:00 AM This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Brian Schaffner and Greg Aydelott, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of EXPION360 INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 09:00 AM, local time on 10/13/2023, at the Hampton Inn Redmond Bend Airport 3901 SW 21 St. Redmond, Oregon 97756, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

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